                      AGREEMENT AND PLAN OF REORGANIZATION

                          DATED AS OF FEBRUARY 4, 1996

                                 BY AND BETWEEN

                                W. R. GRACE & CO.

                                       AND

                                  FRESENIUS AG

                                TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
                                    RECITALS

           A.       Defined Terms ........................................     1
           B.       Newco ................................................     1
           C.       The Contribution .....................................     1
           D.       The Distribution .....................................     1
           E.       The Recapitalization .................................     1
           F.       The Mergers and the Recapitalization .................     1
           G.       Financing ............................................     2
           H.       Intention of the Parties .............................     2
           I.       Approvals ............................................     2

                                    ARTICLE I

                   THE REORGANIZATION; CLOSING; EFFECTIVE TIME

Section 1.1.        The Distribution, Newco and the
                               Contribution ..............................     2
Section 1.2.        The Recapitalization and the Mergers .................     3
Section 1.3.        Effective Time .......................................     3
Section 1.4.        Closing ..............................................     3

                                   ARTICLE II

                    CERTIFICATE OF INCORPORATION AND BY-LAWS

Section 2.1.        Grace Certificate of Incorporation ....................    3
Section 2.2.        Grace By-laws .........................................    4
Section 2.3.        Fresenius USA Articles of Organization ................    4
Section 2.4.        Fresenius USA By-laws .................................    4

                                   ARTICLE III

                             DIRECTORS AND OFFICERS

Section 3.1.        Grace Directors .......................................    4
Section 3.2.        Grace Officers ........................................    4
Section 3.3.        Fresenius USA Directors ...............................    4
Section 3.4.        Fresenius USA Officers ................................    4

                                                                             PAGE
                                                                             ----

                                   ARTICLE IV

                MERGER CONSIDERATION; CONTRIBUTION CONSIDERATION;
               CONVERSION OR CANCELLATION OF SHARES IN THE MERGERS

Section 4.1.        Grace Merger Consideration; Conversion or
                       Cancellation of Grace Capital Stock .................   4
Section 4.2.         Fresenius USA Merger Consideration; Conversion or
                        Cancellation of Fresenius USA Capital Stock ........   5
Section 4.3.         Fresenius AG Consideration ............................   6
Section 4.4.         Exchange of Old Certificates for New
                        Certificates .......................................   6
                             (a)    Appointment of Exchange Agent ..........   6
                             (b)    Exchange Procedures ....................   6
                             (c)    Fractional Shares ......................   7
                             (d)    Distributions with Respect to
                                       Unexchanged Shares ..................   8
                             (e)    No Transfers ...........................   8
                             (f)    No Liability ...........................   8
                             (g)    Withholding Rights .....................   8
                             (h)    Transfer Taxes .........................   9
                             (i)    Stock Options and Warrants .............   9

Section 4.5.         Dissenters' Rights ....................................   9


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

Section 5.1.                 Representations and Warranties of Grace .......  10
                             (a)    Capital Stock ..........................  10
                             (b)    Corporate Organization and
                                        Qualification ......................  11
                             (c)    Corporate Authority ....................  11
                             (d)    Governmental Filings; No Violations ....  11
                             (e)    SEC Documents; Financial Statements;
                                       No Undisclosed Liabilities ..........  12
                             (f)    Absence of Certain Events and Changes ..  13
                             (g)    Compliance with Laws ...................  14
                             (h)    Title to Assets ........................  14
                             (i)    Litigation .............................  14
                             (j)    Taxes ..................................  14
                             (k)    Employee Benefits ......................  15
                             (l)    Environmental Matters ..................  17
                             (m)    Rights Plan ............................  17
                             (n)    Takeover Statutes ......................  17
                             (o)    Brokers and Finders ....................  17
                             (p)    Tax Matters ............................  17
                             (q)    Information in Disclosure Documents
                                       and Registration Statements .........  17
                             (r)    Trademarks, Patents and Copyrights .....  18

                                                                             PAGE
                                                                             ----

                             (s)    Assets                                    18
                             (t)    Disclosure .............................  18

Section 5.2.                 Representations and Warranties of Fresenius
                                        USA ................................  18
                             (a)    Capital Stock ..........................  18
                             (b)    Corporate Organization and
                                        Qualification ......................  19
                             (c)    Corporate Authority ....................  20
                             (d)    Governmental Filings; No Violations ....  20
                             (e)    SEC Documents; Financial Statements;
                                       No Undisclosed Liabilities ..........  21
                             (f)    Absence of Certain Events and Changes ..  22
                             (g)    Compliance with Laws ...................  22
                             (h)    Title to Assets ........................  22
                             (i)    Litigation .............................  23
                             (j)    Taxes ..................................  23
                             (k)    Employee Benefits ......................  23
                             (l)    Environmental Matters ..................  25
                             (m)    Takeover Statutes ......................  25
                             (n)    Brokers and Finders ....................  25
                             (o)    Information in Disclosure
                                       Documents and Registration
                                          Statements .......................  25
                             (p)    Trademarks, Patents and Copyrights .....  26
                             (q)    Disclosure .............................  26

Section 5.3.                 Representations and Warranties of
                                   Fresenius AG ............................  26
                             (a)    Corporation Organization and
                                       Qualification .......................  26
                             (b)    Corporate Authority ....................  27
                             (c)    Governmental Filings; No Violations ....  27
                             (d)    Takeover Statutes ......................  28
                             (e)    Brokers and Finders ....................  28
                             (f)    Contribution ...........................  28
                             (g)    Tax Matters ............................  28
                             (h)    Information in Disclosure
                                       Documents and
                                       Registration Statements .............  28
                             (i)    Disclosure .............................  29

Section 5.4.                 Representations and Warranties for the
                                 FWD Business ..............................  29
                             (a)    Corporate Organization and
                                       Qualification .......................  29
                             (b)    Corporate Authority ....................  29
                             (c)    Capitalization .........................  29
                             (d)    Financial Statements; No Undisclosed
                                       Liabilities .........................  30
                             (e)    Absence of Certain Events and Changes ..  30
                             (f)    Compliance with Laws ...................  30
                             (g)    Title to Assets ........................  31
                             (h)    Litigation .............................  31
                             (i)    Taxes ..................................  31
                             (j)    Environmental Matters ..................  32
                             (k)    Governmental Filings; No Violations ....  32

                                                                             PAGE
                                                                             ----

                             (l)    Contracts and Commitments ..............  33
                             (m)    Employee Benefit Plans .................  33
                             (n)    Lease                                     34
                             (o)    Trademarks, Patents and Copyrights .....  34
Section 5.5.                 Certain Definitions Relating to the
                                 FWD Business ..............................  35
                             (a) FWD Business ..............................  35
                             (b) FWD Business Assets .......................  35
                             (c) FWD Business Subsidiaries .................  35
                             (d) Fresenius AG Restructuring ................  35

                                   ARTICLE VI

                                    COVENANTS

Section 6.1.                 Interim Operations ............................  35
Section 6.2.                 Newco Capital .................................  37
Section 6.3.                 Acquisition Proposals .........................  38
Section 6.4.                 Information Supplied ..........................  39
Section 6.5.                 Shareholder Approvals .........................  39
Section 6.6.                 Filings; Other Actions ........................  40
Section 6.7.                 Audited Financial Statements ..................  41
Section 6.8.                 Access ........................................  43
Section 6.9.                 Notification of Certain Matters ...............  43
Section 6.10.                Publicity .....................................  43
Section 6.11.                [Intentionally Omitted] .......................  43
Section 6.12.                Employee Benefits .............................  43
Section 6.13.                Expenses and Liquidated Damages ...............  44
Section 6.14.                Grace Rights Agreement ........................  45
Section 6.15.                Antitakeover Statutes .........................  45
Section 6.16.                Securities Act Compliance .....................  45
Section 6.17.                Stock Exchange Listing ........................  45
Section 6.18.                Transaction Agreements ........................  45
Section 6.19.                Tax Matters ...................................  45


                                   ARTICLE VII

                                   CONDITIONS

Section 7.1.                 Conditions to Each Party's Obligation .........  46
                             (a)    Shareholder Approval ...................  46
                             (b)    Governmental and Regulatory Consents ...  46
                             (c)    Third-Party Consents ...................  46
                             (d)    Litigation .............................  46
                             (e)    Grace Tax Opinion ......................  46
                             (f)    Registration Statements ................  47
                             (g)    Financing ..............................  47

                                                                             PAGE
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                             (h)    The Distribution .......................  47
                             (i)    Stock Exchange Listing .................  47
                             (j)    Fresenius AG Debt ......................  47
                             (k)    Grace Debt .............................  47
Section 7.2.                 Conditions to Obligation of Grace .............  47
                             (a)    Representations and Warranties .........  47
                             (b)    Performance of Obligations .............  47
                             (c)    Pooling Agreement Opinion...............  47
                             (d)    Fresenius AG Tax Opinion ...............  48
Section 7.3.                 Conditions to Obligation
                                        Concerning Fresenius USA ...........  48
                             (a)    Representations and Warranties .........  48
                             (b)    Performance of Obligations .............  48
                             (c)    Pooling Agreement Opinion ..............  48
Section 7.4.                 Conditions to Obligation of Fresenius AG ......  48
                             (a)    Representations and Warranties .........  48
                             (b)    Performance of Obligations .............  48


                                  ARTICLE VIII

                                   TERMINATION

Section 8.1.                 Termination by Mutual Consent .................  49
Section 8.2.                 Termination by any Party Hereto ...............  49
Section 8.3.                 Termination by Grace ..........................  49
Section 8.4.                 Termination by Either Fresenius Party .........  49
Section 8.5.                 Effect of Termination and Abandonment .........  49


                                   ARTICLE IX

                            MISCELLANEOUS AND GENERAL

Section 9.1.                 Survival ......................................  50
Section 9.2.                 Modification or Amendment .....................  50
Section 9.3.                 Waiver of Conditions ..........................  50
Section 9.4.                 Counterparts ..................................  50
Section 9.5.                 Governing Law .................................  50
Section 9.6.                 Notices .......................................  50
Section 9.7.                 Entire Agreement, etc. ........................  51
Section 9.8.                 Definitions of "Subsidiary" and "Significant
                                Subsidiary" ................................  51
Section 9.9.                 Captions ......................................  52
Section 9.10.                Specific Performance ..........................  52
Section 9.11.                Severability ..................................  52
Section 9.12.                No Third-Party Beneficiaries ..................  52
Section 9.13.                Fresenius AG Covenant .........................  52
Section 9.14.                Further Assurances ............................  52

Annex A                Defined Terms

Exhibit A              Distribution Agreement
Exhibit B              [Intentionally omitted]
Exhibit C              Certain Terms of NY Preferred Shares
Exhibit D              Certain Terms of Newco Pooling Agreement
Exhibit E              Contribution Agreement
Exhibit F              [Intentionally omitted]
Exhibit G              Tax Matters Certificates
Exhibit H              Form of Grace Tax Opinions
Exhibit I              Form of Fresenius AG Tax Opinion

                  AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 4, 1996 (this "Agreement" or the "Reorganization Agreement"), by and between W. R. GRACE & CO., a New York corporation ("Grace"), and FRESENIUS AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany ("Fresenius AG").

                                    RECITALS

                  A. Defined Terms. Certain capitalized terms used herein shall have the meanings set forth in Annex A hereto.

                  B. Newco. Prior to the Effective Time, Fresenius AG intends
(a) to convert a wholly owned GmbH subsidiary into an Aktiengesellschaft organized under the laws of the Federal Republic of Germany ("Newco"), having charter documents (the "Newco Charter Documents") and other organizational documents consistent with the terms set forth in Exhibit D hereto and subject to the approval of each party hereto, and (b) to enter into a Pooling Agreement consistent with the terms set forth in Exhibit D hereto and subject to the approval of each party hereto (the "Newco Pooling Agreement").

                  C. The Contribution. Prior to the Effective Time, Fresenius AG intends to contribute its worldwide dialysis business (including its shares of capital stock of Fresenius USA) to Newco (the "Contribution") pursuant to the Contribution Agreement attached hereto as Exhibit E (the " Contribution Agreement"), and shall retain and lease to Newco its real property and buildings in the Federal Republic of Germany to the extent used in connection with the FWD Business pursuant to a lease (or leases) (the "Lease") consistent with the terms set forth in Exhibit B to the Contribution Agreement, and subject to the approval of each party hereto, and shall retain and license to Newco its name and certain related marks pursuant to a license consistent with the terms set forth in Exhibit C to the Contribution Agreement, and subject to the approval of each party hereto.

                  D. The Distribution. Simultaneously herewith, W. R. Grace & Co.-Conn., a Connecticut corporation ("Grace-Conn."), are entering into the Distribution Agreement attached hereto as Exhibit A (the "Distribution Agreement") and, prior to the Effective Time, intend to consummate the transactions contemplated thereby. Prior to the Effective Time, Grace intends to transfer to (or retain in) Grace-Conn. all non-healthcare assets and liabilities, its interests in the Amicon bioseparations business and GN Holdings, Inc. and certain other assets, as contemplated by the Distribution Agreement, and to effect a distribution to its common shareholders of all of its equity interest in Grace-Conn. (the "Distribution").

                  E. The Recapitalization. Immediately prior to the Effective Time, but following the Distribution, Grace shall be recapitalized (the "Recapitalization") so that each holder of a Grace Common Share shall thereafter hold one Grace Common Share and one one-hundredth of a NY Preferred Share.

                  F. The Mergers. At the Effective Time, the parties intend to effect a merger of a wholly owned New York corporate subsidiary of Newco ("Grace Merger Sub") with and into Grace, with Grace being the surviving corporation (the "Grace Merger"), and that the Certificate of Incorporation of Grace shall be amended (the "Grace Amendment") to change the name of Grace to a name mutually acceptable to the parties hereto. Also at the Effective Time, the parties intend to effect a merger of a wholly owned Massachusetts corporate subsidiary of Newco ("Fresenius USA Merger Sub") with and into Fresenius USA, Inc., a Massachusetts corporation ("Fresenius USA" and, together with Fresenius AG, the "Fresenius Parties"), with Fresenius USA being the surviving corporation (the "Fresenius USA Merger" and, together with the Grace Merger, the "Mergers"), and Fresenius AG has committed to vote its shares of Fresenius USA in favor of the Fresenius USA Merger, as provided herein.

                  G. Financing. It is the intention of the parties hereto that, prior to the Distribution: (i) Grace and Grace-Conn. shall use reasonable efforts to cause NMC to arrange new credit facilities so that the transactions contemplated by the Transaction Agreements may be consummated; (ii) Fresenius AG shall use reasonable efforts to arrange new credit facilities for the FWD Business so that the transactions contemplated by the Transaction Agreements may be consummated; and (iii) the parties shall cooperate with one another with respect to the foregoing.

                  H. Intention of the Parties. It is the intention of the parties to this Agreement that for United States federal income tax purposes (a) the Contribution shall qualify as a tax-free exchange under the Code, (b) the Distribution shall qualify as a tax-free distribution under the Code, (c) the Recapitalization shall be tax-free to Grace under the Code and (d) each of the Mergers shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

                  I. Approvals. The Board of Directors of each party hereto has determined that this Agreement is in the best interests of such party and its shareholders and has duly approved this Agreement and authorized its execution and delivery.

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                   THE REORGANIZATION; CLOSING; EFFECTIVE TIME

                  SECTION 1.1. The Distribution, Newco and the Contribution. (a) Subject to the terms and conditions of the Distribution Agreement, prior to the Effective Time, the parties thereto shall effect the various transactions contemplated thereby including, immediately prior to the Effective Time, the Distribution.

                  (b) Prior to the Effective Time, Fresenius AG shall cause Newco to adopt the Newco Charter Documents (which shall be satisfactory to the other parties hereto), shall cause Newco to adopt other organizational documents as may be necessary or advisable (which shall be satisfactory to the other parties hereto) and shall enter into, and shall cause Newco to enter into, the Newco Pooling Agreement (which shall be satisfactory to the other parties hereto).

                  (c) Subject to the terms and conditions of the Contribution Agreement, prior to the Effective Time, Fresenius AG shall effect the various transactions contemplated by the Contribution Agreement including the Contribution.

                  SECTION 1.2. The Recapitalization and the Mergers. (a) Subject to the terms and conditions of this Agreement, immediately prior to the Effective Time, but following the Distribution, Grace shall consummate the Recapitalization.

                  (b) At the Effective Time, Grace and Grace Merger Sub shall consummate the Grace Merger in which Grace Merger Sub shall be merged with and into Grace and the separate corporate existence of Grace Merger Sub shall thereupon cease. Grace shall be the surviving corporation of the Grace Merger (the "Grace Surviving Corporation") and shall continue to be governed by the laws of the State of New York.

                  (c) Subject to the terms and conditions of this Agreement, at the Effective Time, Fresenius USA and Fresenius USA Merger Sub shall consummate the Fresenius USA Merger in which Fresenius USA Merger Sub shall be merged with and into Fresenius USA and the separate corporate existence of Fresenius USA Merger Sub shall thereupon cease. Fresenius USA shall be the surviving corporation of the Fresenius USA Merger (the "Fresenius USA Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Massachusetts.

                  SECTION 1.3. Effective Time. Fresenius USA and Fresenius USA Merger Sub shall cause a certificate of merger to be submitted to the Department of State of the Commonwealth of Massachusetts as provided in the MBCL (the "Massachusetts Certificate"). The Fresenius USA Merger shall become effective at such time as the Massachusetts Certificate has been filed by the Department of State of the Commonwealth of Massachusetts in accordance with the provisions of the MBCL or at such other time as may be specified in the Massachusetts Certificate in accordance with applicable law. The date and time when the Fresenius USA Merger shall become effective is referred to herein as the "Effective Time." Grace and Grace Merger Sub shall cause articles of merger to be submitted to the Department of State of the State of New York as provided in the NYBCL (the "New York Certificate "). The New York Certificate shall provide that the Grace Merger shall become effective at the Effective Time in accordance with applicable law.

                  SECTION 1.4. Closing. The closing of the Reorganization (the "Closing") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, New York, New York, at 10:00 A.M. on the first business day on which all the conditions set forth in Article VII can be fulfilled or are waived, or at such other place and/or time as the parties hereto may agree. The date upon which the Closing shall occur is herein called the "Closing Date."

                                   ARTICLE II

                    CERTIFICATE OF INCORPORATION AND BY-LAWS

                  SECTION 2.1. Grace Certificate of Incorporation. The certificate of incorporation of Grace, as in effect at the Effective Time and taking into account the Grace Amendment, shall be the certificate of incorporation of the Grace Surviving Corporation

(the "Grace Certificate of Incorporation"), until duly amended in accordance with the terms thereof and the NYBCL.

                  SECTION 2.2. Grace By-laws. The By-laws of Grace, as in effect at the Effective Time, shall continue as the By-laws of the Grace Surviving Corporation until duly amended in accordance with the terms thereof, the Grace Certificate of Incorporation and the NYBCL.

                  SECTION 2.3. Fresenius USA Articles of Organization. The articles of organization of Fresenius USA, as in effect at the Effective Time, shall be the articles of organization of the Fresenius USA Surviving Corporation (the "Fresenius USA Articles of Organization"), until duly amended in accordance with the terms thereof and the MBCL.

                  SECTION 2.4. Fresenius USA By-laws. The By-laws of Fresenius USA, as in effect at the Effective Time, shall continue as the By-laws of the Fresenius USA Surviving Corporation, until duly amended in accordance with the terms thereof, the Fresenius USA Articles of Organization and the MBCL.


                                   ARTICLE III

                             DIRECTORS AND OFFICERS


                  SECTION 3.1. Grace Directors. Immediately after the Effective Time, the directors of Grace Merger Sub shall be the directors of the Grace Surviving Corporation.

                  SECTION 3.2. Grace Officers. Immediately after the Effective Time, the officers of Grace Merger Sub shall be the officers of the Grace Surviving Corporation.

                  SECTION 3.3. Fresenius USA Directors. Immediately after the Effective Time, the directors of Fresenius USA Merger Sub shall be the directors of the Fresenius USA Surviving Corporation.

                  SECTION 3.4. Fresenius USA Officers. Immediately after the Effective Time, the officers of Fresenius USA Merger Sub shall be the officers of the Fresenius USA Surviving Corporation.


                                   ARTICLE IV

                MERGER CONSIDERATION; CONTRIBUTION CONSIDERATION;
               CONVERSION OR CANCELLATION OF SHARES IN THE MERGERS

                  SECTION 4.1. Grace Merger Consideration; Conversion or Cancellation of Grace Capital Stock. At the Effective Time, by virtue of the Grace Merger and without any action on the part of the holder of any capital stock of Grace:

                  (a) Subject to Section 4.4(c), each Grace Common Share issued and outstanding immediately prior to the Effective Time (other than any Grace Common

         Share owned by Fresenius AG or its subsidiaries or Fresenius USA or its subsidiaries or any Grace subsidiary or held in Grace's treasury or any Grace Common Dissenting Share) shall be converted at the Effective Time into the right to receive the Grace Consideration Per Share.

                  (b) Each Grace Preferred Share and each NY Preferred Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Grace Merger.

                  (c) All Grace Common Shares shall cease to be outstanding, shall be cancelled and retired and shall cease to exist, and each holder of an Old Grace Common Certificate (other than holders of Old Grace Common Certificates representing Grace Common Dissenting Shares) shall there after cease to have any rights with respect to such Old Grace Common Certificates, except the right to receive, without interest, upon exchange of such Old Grace Common Certificates in accordance with Section 4.4, the Newco Ordinary Share Certificates and payments to which such holder is entitled pursuant to this Article IV.

                  (d) Each Grace Common Share issued and outstanding immediately prior to the Effective Time and owned by Fresenius AG or its subsidiaries or Fresenius USA or its subsidiaries or any Grace subsidiary or held in Grace's treasury shall cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

                  (e) Each share of Grace Merger Sub common stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Grace Surviving Corporation.

                  SECTION 4.2. Fresenius USA Merger Consideration; Conversion or Cancellation of Fresenius USA Capital Stock. At the Effective Time, by virtue of the Fresenius USA Merger and without any action on the part of the holder of any capital stock of Fresenius USA:

                  (a) Subject to Section 4.4(c), each Fresenius USA Common Share issued and outstanding immediately prior to the Effective Time
         (other than any Fresenius USA Common Share owned by
         Fresenius AG or its subsidiaries or Grace or its subsidiaries or any Fresenius USA subsidiary or held in Fresenius USA's treasury or any Fresenius USA Common Dissenting Share) shall be converted at the Effective Time into the right to receive the Fresenius USA Consideration Per Share.

                  (b) All Fresenius USA Common Shares and Fresenius USA Preferred Shares shall cease to be outstanding, shall be cancelled and retired and shall cease to exist, and each holder of an Old Fresenius USA Common Certificate (other than holders of Old Fresenius USA Common Certificates representing Fresenius USA Common Dissenting Shares) shall thereafter cease to have any rights with respect to such Old Fresenius USA Common Certificates, except the right to receive, without interest, upon exchange of such Old Fresenius USA Common Certificates in accordance with Section 4.4, the Newco Ordinary Share Certificates and payments to which such holder is entitled pursuant to this Article IV.

                  (c) Each Fresenius USA Common Share issued and outstanding immediately prior to the Effective Time and owned by Grace or its subsidiaries or Fresenius AG or its subsidiaries or Newco or any Fresenius USA subsidiary or held in Fresenius USA's treasury, and each Fresenius USA Preferred Share, shall cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor (except, as provided in Section 4.3) and shall cease to exist.

                  (d) Each share of Fresenius USA Merger Sub capital stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Fresenius USA Surviving Corporation.

                  (e) Prior to the vote of holders of Fresenius USA Common Shares to be held with respect to the Fresenius USA Merger, Fresenius AG shall advise Grace in writing as to the aggregate consideration to be given to Fresenius USA shareholders (other than Fresenius AG and its subsidiaries) in the Fresenius USA Merger (the "Aggregate Fresenius
         USA Common Share Consideration"); provided that (i) to the extent that the Aggregate Fresenius USA Common Share Consideration includes any Newco Ordinary Shares, such shares shall be allocated to the holders of Fresenius USA Common Share Equivalent (other than Fresenius AG and its subsidiaries) in lieu of Newco Ordinary Shares which would otherwise have been allocated to Fresenius AG under Section 4.3; (ii) holders of Grace Common Share Equivalents shall be allocated in the Reorganization, in the aggregate, 44.8% of Newco's equity securities outstanding immediately following the Reorganization on a fully diluted basis; (iii) Fresenius AG shall be allocated in the Reorganization, in the aggregate, no less than 51% of Newco's equity securities outstanding immediately following the Re organization on a fully diluted basis; (iv) such transaction shall not adversely affect the tax-free nature of the Distribution, the Contribution or the Grace Merger; and (v) no additional costs or expenses (including applicable taxes) shall be borne by Grace, Fresenius USA or Newco as a result thereof, other than costs and expenses for which Fresenius AG has agreed to reimburse Grace, Fresenius USA or Newco, as applicable, at the Closing.

                  SECTION 4.3. Fresenius AG Consideration. At the Effective Time, in consideration of the Contribution and the contribution to Newco of the Fresenius USA Common Shares and the Fresenius USA Preferred Shares owned by Fresenius AG and its subsidiaries (as provided in the Contribution Agreement), and in consideration of the Fresenius USA Merger, Fresenius AG shall be allocated 55.2% of the Newco Ordinary Shares that will be outstanding immediately following consummation of the Reorganization on a fully diluted basis.

                  SECTION 4.4. Exchange of Old Certificates for New Certificates. (a) Appointment of Exchange Agent. From and after the Effective Time until the end of the six-month period following the Effective Time, the Surviving Corporations shall make available or cause to be made available to an exchange agent appointed prior to the Effective Time by Newco with the approval of each of Grace and Fresenius AG (the "Exchange Agent") Newco Ordinary Share Certificates and cash in amounts sufficient to allow the Exchange Agent to make all deliveries of Newco Ordinary Share Certificates and payments that may be required in exchange for Old Certificates pursuant to this Article IV.

                  (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporations shall cause the Exchange Agent to mail or deliver to each person (other than any party hereto or its subsidiaries and any holder of Dissenting Shares) who was, at the Effective Time, a holder of record of Grace Common Shares or, if applicable, Fresenius USA Common Shares a form (the terms of which shall be mutually agreed upon by the parties hereto prior to the Effective Time) of letter of transmittal containing instructions for use in effecting the surrender of the Old Certificates in exchange for ADRs or Newco Ordinary Share Certificates and payments pursuant to this Article IV. Upon surrender to the Exchange Agent of an Old Certificate for cancellation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Old Certificate shall be entitled to receive in exchange therefor ADRs or a Newco Ordinary Share Certificate representing the Newco Ordinary Shares, and a check in the amount to which such holder is entitled pursuant to this Article IV, and the Old Certificate so surrendered shall forthwith be cancelled. No interest shall be paid or shall accrue on the amount payable upon surrender of Old Certificates. If any ADR or Newco Ordinary Share Certificate is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of such ADR or Newco Ordinary Share Certificate in a name other than that of the registered holder of the Old Certificate surrendered, or shall establish to the satisfaction of the applicable Surviving Corporation that any such taxes have been paid or are not applicable. Six months after the Effective Time, each Surviving Corporation shall be entitled to cause the Exchange Agent to deliver to it any applicable ADRs or Newco Ordinary Share Certificates and cash (including any interest thereon) made available to the Exchange Agent that are unclaimed by the former shareholders of its constituent corporations. Any such former shareholders who have not theretofore exchanged their Old Certificates for ADRs or Newco Ordinary Share Certificates and cash pursuant to this Article IV shall thereafter be entitled to look exclusively to the applicable Surviving Corporation and only as general creditors thereof for the Newco Ordinary Shares and cash to which they become entitled upon exchange of their Old Certificates pursuant to this Article IV. Each Surviving Corporation shall pay all applicable charges and expenses, including its applicable share of those of the Exchange Agent, in connection with the exchange of ADRs or Newco Ordinary Share Certificates and cash for Old Certificates as contemplated hereby.

                  (c) Fractional Shares. No fractional ADRs or Newco Ordinary Shares shall be issued in the Reorganization. In lieu of any such fractional shares, each person who would otherwise have been entitled to a fraction of an ADR or Newco Ordinary Share upon surrender of an Old Certificate for exchange pursuant to this Article IV shall be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional ADRs or Newco Ordinary Shares issued pursuant to this Article IV. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full ADRs or Newco Ordinary Shares delivered to the Exchange Agent over (ii) the aggregate number of full ADRs or Newco Ordinary Shares to be distributed in respect of Grace Common Shares or Fresenius USA Common Shares (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former holders of such shares, shall sell the Excess Shares at the prevailing prices on the open market. The sale of the Excess Shares by the Exchange Agent shall be executed on a public exchange through one or more firms and shall be executed in round lots to the extent practicable; and, at the discretion of the Exchange Agent, the

Excess Shares may be exchanged for ADRs pursuant to the ADR Facility and such ADRs shall be sold on the Exchange as aforesaid in lieu of the Excess Shares. Newco shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale or sales have been distributed, the Exchange Agent shall hold such proceeds in trust for such former stockholders (the "Fractional Securities Fund"). As soon as practicable after the determination of the amount of cash to be paid in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former stockholders.

                  (d) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends shall be paid to any person holding an Old Certificate until such Old Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Old Certificate by any holder thereof other than an Old Certificate representing Dissenting Shares, there shall be paid to the holder of the Newco Ordinary Share Certificate issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the Newco Ordinary Shares represented thereby and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the time of such surrender and a payment date subsequent to the time of such surrender payable with respect to the Newco Ordinary Shares represented thereby, less the amount of any withholding taxes which may be required thereon.

                  (e) No Transfers. At or after the Effective Time, there shall be no transfers on the stock transfer books of either Surviving Corporation of Grace Common Shares, Fresenius USA Common Shares or Fresenius USA Preferred Shares which were outstanding immediately prior to the Effective Time.

                  (f) No Liability. If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by the applicable Surviving Corporation, the posting by such person of a bond in such reasonable amount as the applicable Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Old Certificate, the applicable Surviving Corporation shall, in exchange for such lost, stolen or destroyed Old Certificates, issue or cause to be issued the Newco Ordinary Shares and pay or cause to be paid the amounts deliverable in respect thereof pursuant to this Article IV. None of any party hereto, the Exchange Agent, Newco or any Surviving Corporation shall be liable to any holder of Grace Common Shares or Fresenius USA Common Shares for any cash from the payment fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) Withholding Rights. The Surviving Corporations shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Grace Common Shares or Fresenius USA Common Shares such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Grace Common Shares or Fresenius USA Common Shares in respect of which such deduction and withholding was made.

                  (h) Transfer Taxes. Except as provided above, Fresenius USA and Grace shall pay or cause to be paid any transfer or gains tax (including, without limitation, any real property gains or transfer tax), other than any income tax, imposed in connection with or as a result of the Contribution or Fresenius USA Merger, on the one hand, or the Distribution or Grace Merger, on the other hand, respectively.

                  (i) Stock Options and Warrants. At the Effective Time, each option, warrant or other security convertible into, exchangeable for or exercisable for the purchase of Grace Common Shares, after taking into account adjustments pursuant to the Distribution Agreement (each, a "Grace Option"), and each option, warrant or other security convertible into, exchangeable for or exercisable for the purchase of Fresenius USA Common Shares (each, a "Fresenius USA Option") which is outstanding and unconverted, unexchanged or unexercised, as the case may be, shall cease to represent a right to acquire Grace Common Shares or Fresenius USA Common Shares, as the case may be, and shall be converted automatically into an option, warrant or other security, as the case may be, to purchase Newco Ordinary Shares in an amount and at an exercise price determined as provided below:

                  (A) The number of Newco Ordinary Shares to be subject to the new option, warrant or other security shall be equal to the product of the number of shares subject to the original option, warrant or other security and the Grace Exchange Ratio (in the case of a Grace Option) or the Fresenius USA Exchange Ratio (in the case of a Fresenius USA Option), rounded down to the nearest whole number of shares; and

                  (B) The exercise price per share of Newco Ordinary Shares under the new option, warrant or other security shall be equal to the exercise price per share of Grace Common Shares or Fresenius USA Common Shares under the original Grace Option or Fresenius USA Option, as the case may be, divided by the Grace Exchange Ratio (in the case of a Grace Option) or the Fresenius USA Exchange Ratio (in the case of a Fresenius USA Option), rounded up to the nearest whole cent.

                  The duration and other terms of the new option, warrant or other security shall be the same as the remaining duration and other terms of the original Grace Option or Fresenius USA Option, as the case may be, except that all references to Grace or Fresenius USA shall be deemed to be references to Newco. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be, and is intended to be, effected in a manner which is consistent with Section 424(a) of the Code.

                  SECTION 4.5. Dissenters' Rights. If any holder of Grace Common Shares or Fresenius USA Common Shares shall file written objection or provide notice to Grace or Fresenius USA, respectively, in order to seek appraisal with respect to such shares, pursuant to applicable statutory procedures, Grace or Fresenius USA, as applicable, shall give the other notice thereof. If any such holder of Grace Common Shares or Fresenius USA Common Shares shall fail to perfect or shall have effectively withdrawn such objection or notice or lost the right to appraisal with respect to such shares, such shares shall thereupon be treated as though such shares had been converted pursuant to
Section 4.1 or Section 4.2, as applicable.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 5.1. Representations and Warranties of Grace. Grace hereby represents and warrants to Fresenius AG that, except as set forth in a letter (the "Grace Disclosure Letter") delivered to Fresenius AG simultaneously with the execution and delivery of this Agreement (provided that, as used herein, all references to Grace (and/or its Affiliates) shall be deemed to refer to Grace and its Affiliates which conduct the NMC Business, consistent with
Section 9.8 hereof, except as otherwise specifically provided):

                  (a) Capital Stock. The authorized capital stock of Grace consists of 300,000,000 Grace Common Shares, par value $1.00 per share, of which 97,375,339 were outstanding as of December 31, 1995, and 5,130,000 Grace Preferred Shares, par value $1.00 per share (consisting of 40,000 authorized Grace 6% Preferred Shares, 50,000 authorized Class A Preferred Shares, 40,000 authorized Class B Preferred Shares and 5,000,000 authorized Class C Preferred Shares), of which 36,460 were outstanding as Grace 6% Preferred Shares, 16,356 were outstanding as Grace Class A Preferred Shares, 21,577 were outstanding as Grace Class B Preferred Shares and none were outstanding as Grace Class C Preferred Shares, in each case as of December 31, 1995. As of December 31, 1995, 53,153 Grace Common Shares were held by Grace and its subsidiaries (other than any shares held in a fiduciary capacity and beneficially owned by a third party) . As of December 31, 1995, there were outstanding under the Grace 1994 Stock Incentive Plan, the Grace 1989 Stock Incentive Plan, the Grace 1986 Stock Incentive Plan, the Grace 1981 Stock Incentive Plan and the Grace 1994 Stock Retainer Plan for Non-Employee Directors (collectively, the "Grace Stock Plans") options to acquire an aggregate of 5,694,196 Grace Common Shares (subject to adjustment on the terms set forth in the Grace Stock Plans). As of the date of this Agreement, there are no Grace Common Shares reserved for issuance, other than 105,083,951 Grace Common Shares reserved for issuance in connection with the Grace Rights and 7,655,459 Grace Common Shares reserved for issuance pursuant to the Grace Stock Plans. All outstanding Grace Common Shares and
         Grace Preferred Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except for the Grace Common Shares and Grace Preferred Shares, Grace has outstanding no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible or exchangeable into or exercisable for securities having the right to vote) with the shareholders of Grace on any matter. Each of the outstanding shares of capital stock of each of Grace's subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and, except for an immaterial number of shares held by officers and directors of Grace and its subsidiaries as nominees and for the benefit of Grace or any of its subsidiaries, is owned, either directly or indirectly, by Grace free and clear of all liens, pledges, security interests, claims, proxies, preemptive or subscriptive rights or other encumbrances or restrictions of any kind. Except as set forth above and except for Grace Common Shares issued after December 31, 1995 pursuant to the terms of options, securities or plans referred to above and except for certain preemptive rights of certain Grace Preferred Shares as set forth in the Grace Certificate of Incorporation, there are no shares of capital stock of Grace authorized, issued or outstanding and there are no preemptive rights or any outstanding subscriptions, options, puts, calls, warrants, rights, convertible or exchangeable securities or other agreements or commitments of Grace or any of its significant subsidiaries of any character relating to the issued or unissued capital stock or other securities of Grace or any of its subsidiaries (including, without limitation, the issuance, sale, purchase, redemption, conversion, exchange, redemption, voting or transfer thereof). Exhibit 21 to its Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the SEC, is an accurate and correct statement of all of the information required to be set forth therein by the regulations of the SEC and is an accurate and correct list of all Grace subsidiaries as of the date hereof having a book value as of December 31, 1995 or net income for the fiscal year ended December 31, 1995 in excess of $25,000,000. Except as set forth in such Exhibit, as of the date hereof, Grace does not, directly or indirectly, own any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity having a book value as of December 31, 1995 or net income for the fiscal year ended December 31, 1995 in excess of $25,000,000.

                  (b) Corporate Organization and Qualification. Each of Grace and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its or such subsidiary's jurisdiction of organization and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it or such subsidiary require such qualification, except for any such failure so to qualify or be in good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect with respect to Grace. Each of Grace and its subsidiaries has the requisite corporate power and authority to carry on its businesses as they are now being conducted. Grace has made available to the other parties hereto a complete and correct copy of its Certificate of Incorporation and By-laws (or similar organizational documents), each as amended to date and currently in full force and effect.

                  (c) Corporate Authority. Subject only to the receipt of the requisite approval of its shareholders, Grace has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform each Transaction Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby including, without limitation, the approval of the Board of Directors of Grace and the resolution of the Board of Directors of Grace to recommend the transactions contemplated hereby and thereby for approval by Grace shareholders, subject to their fiduciary duties. Each Transaction Agreement to which Grace is a party is, or when executed and delivered shall be, a valid and binding agreement of Grace enforceable in accordance with its terms.

                  (d) Governmental Filings; No Violations. (i) Other than the filings provided for in the Transaction Agreements, and other than as may be required under the HSR Act and similar statutes in other countries, the Exchange Act, the Securities Act, and state securities laws, no notices, reports or other filings are required to be made by Grace or any subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it or any subsidiary from, any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign ("Governmental Entity"), in connection with the execution, delivery or performance of each Transaction Agreement to which it or any subsidiary is a party by it or any subsidiary and the consummation by it of the transactions contemplated hereby and thereby, the failure to make or obtain any or all of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect with respect to Grace or enable any person to enjoin or prevent or materially delay consummation of the transactions contemplated hereby and thereby.

                  (ii) The execution, delivery and performance by Grace or any subsidiary of each Transaction Agreement to which it is a party does not or will not, and the consummation by it of any of the transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, its Certificate of Incorporation or By-laws, or the comparable governing instruments of any of its subsidiaries, or (B) assuming receipt of any consents and the occurrence of any events disclosed in the Grace Disclosure Letter as contemplated in the last sentence of this paragraph, a breach or violation of, or a default under, or the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets of it, Newco or the Surviving Corporations or any of their respective subsidiaries (with or without the giving of notice, the lapse of time or both) pursuant to, any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation or commitment ("Contracts") of it or any of its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, or any change in the rights or obligations of any party under, or give rise to any rights of termination under, any of the Contracts, except, in the case of clause
         (B) above, for such breaches, violations, defaults, accelerations or changes that are disclosed in the Grace Disclosure Letter or, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to Grace. The Grace Disclosure Letter sets forth a list of all consents required under any Contracts to be obtained by it or any subsidiary or events required to occur prior to consummation of the Reorganization (other than consents the failure to obtain of which, individually and in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to Grace).

                  (e) SEC Documents; Financial Statements; No Undisclosed Liabilities. (i) Grace has delivered to the other parties hereto each SEC Document prepared and filed with the SEC by it or its subsidiaries since December 31, 1994, including, without limitation, (A) its Annual Report on
         Form 10-K for the year ended December 31, 1994, and (B) its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1995. As of its filing date, each such SEC Document filed, and each SEC Document that will be filed by it or its subsidiaries prior to the Effective Time, as amended or supplemented, if applicable, pursuant to the Exchange Act (A) complied or will comply in all material respects with the applicable requirements of the Exchange Act and (B) did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of Grace's consolidated balance sheets included in or incorporated by reference into its SEC Documents (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of it and its subsidiaries as of its date and each of the consolidated statements of income, cash flows and shareholders' equity included in or incorporated by reference into its SEC Documents (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations, retained earnings and cash flows, as the case may be, of it and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with US GAAP.

                  (ii) Each SEC Document which is a final registration statement filed, and each final registration statement that will be filed by it or any subsidiary prior to the Effective Time, as amended or supplemented, if applicable, pursuant to the Securities Act, as of the date such statement or amendment became or will become effective (A) complied or will comply in all material respects with the applicable requirements of the Securities Act and (B) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).

                 (iii) Included in the Grace Disclosure Letter are a special purpose consolidated balance sheet as of, and special purpose consolidated statements of income, cash flows and shareholders' equity for Grace for the year ended, December 31, 1995, for Grace, in each case exclusive of the Grace-Conn. Business and the assets, liabilities, income, cash flows and shareholders' equity thereof (such financial statements, the "Grace Disclosure Letter Financial Statements" and the balance sheet as of December 31, 1995 included therein, the "Grace Disclosure Letter Balance Sheet"). The Grace Disclosure Letter Balance Sheet (including any related notes and schedules) fairly presents in all material respects, and the special purpose consolidated balance sheet to be included in the Grace Audited Financial Statements (including any related notes and schedules) shall fairly present in all material respects, the consolidated financial position of Grace and its included subsidiaries as of its date; and each of the special purpose consolidated statements of income, cash flows and shareholders' equity included in the Grace Disclosure Letter Financial Statements (including any related notes and schedules) fairly presents in all material respects, and each such statement to be included in the Grace Audited Financial Statements (including any related notes and schedules) shall fairly present in all material respects, the consolidated re sults of operations, retained earnings and cash flows, as the case may be, of Grace and its included subsidiaries for the periods set forth therein, in each case in accordance with US GAAP and in each case exclusive of the Grace-Conn. Business and the assets, liabilities, income, cash flows and shareholders' equity thereof.

                  (iv) Except as disclosed in the Grace Disclosure Letter Balance Sheet or the notes thereto or in its SEC Documents filed with the SEC prior to the date hereof, neither Grace nor its subsidiaries has any liabilities, whether or not accrued, contingent or otherwise, that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect with respect to Grace.

                  (f) Absence of Certain Events and Changes. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, since September 30, 1995, Grace and its subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and there has not been any change or development or combination of changes or developments (including any worsening of any condition currently existing) which, individually and in the aggregate, is reasonably likely to result in a Material Adverse Effect with respect to Grace.

                  (g) Compliance with Laws. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, Grace and its subsidiaries have complied, in the conduct of their respective businesses, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except where the failure to comply is not reasonably likely, individually and in the aggregate, to have a Material Adverse Effect with respect to Grace. To the knowledge of its executive officers, each of Grace and its subsidiaries has, and, immediately after the Grace Merger, will have, all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit it or such subsidiary to carry on its business as it is presently conducted, except for such permits, licenses, certificates, orders, filings, applications and registrations, the failure to have or make which, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to Grace.

                  (h) Title to Assets. Grace and its subsidiaries have and, immediately after the Grace Merger, the NMC Group will have, good and, with respect to real property, marketable title to its properties and assets (other than property as to which it is lessee), except for those defects in title which are not, individually and in the aggregate, reasonably likely to have a Material Adverse Effect with respect to Grace. Grace and its subsidiaries have, and immediately after the Grace Merger, the NMC Group will either own or have adequate rights to use (on the same basis as currently owned or used by Grace or such subsidiaries), all assets predominantly used or useful in the NMC Business as currently conducted and all assets reflected on the Grace Disclosure Letter Balance Sheet, except for assets disposed of in accordance with this Agreement and except for those failures to own or have which are not, individually and in the aggregate, reasonably likely to have a Material Adverse Effect with respect to Grace.

                  (i) Litigation. Except as disclosed in Grace's SEC Documents filed with the SEC prior to the date hereof, there are no civil, criminal or administrative actions, suits, claims, hearings or proceedings pending or, to the knowledge of its executive officers, threatened, or investigations pending, against it or any of its subsidiaries that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect with respect to Grace. There are no judgments or outstanding orders, writs, injunctions, decrees, stipulations or awards (whether rendered or issued by a court or Governmental Entity, or by arbitration) against Grace or any of its subsidiaries or their respective properties or businesses, which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to Grace.

                  (j) Taxes. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, all material federal, state, local and foreign tax returns required to be filed by or on behalf of Grace or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, all material taxes required to be shown on returns filed by Grace, as of the date of such SEC Document, have been paid in full or have been recorded as a liability on its consolidated balance sheet (in accordance with US GAAP). Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, there is no outstanding audit examination, deficiency, or refund litigation with respect to any taxes of Grace that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect with respect to Grace. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, all material taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to Grace have been paid in full or have been recorded as a liability on its balance sheet (in accordance with US GAAP). Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, neither Grace nor any of its subsidiaries is a party to a tax sharing or similar agreement or any agreement pursuant to which it or any of its subsidiaries has indemnified another party with respect to taxes (other than the tax sharing agreement attached to the Distribution Agreement), except for any such agreement under which the liabilities of Grace and its subsidiaries would not be reasonably likely to have a Material Adverse Effect with respect to Grace. Except as set forth in SEC Documents filed prior to the date hereof, neither Grace nor its subsidiaries have waived any applicable statute of limitations with respect to federal income taxes or any material state income taxes.

                  (k) Employee Benefits. (i) Grace's SEC Documents filed prior to the date hereof disclose all material information required under the applicable rules and regulations of the SEC with respect to Grace's bonus, deferred compensation, pension, retirement, profit sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all material employment or severance Contracts, all other material employee benefit plans and all applicable "change of control" or similar provisions in any material plan, Contract or arrangement which covers employees or former employees of Grace or its subsidiaries ("Grace Compensation Plans"). True and complete copies of the Grace Compensation Plans and all other benefit plans, Contracts or arrangements (regardless of whether they are funded or unfunded or foreign or domestic) covering employees or former employees of Grace and its subsidiaries (the "Grace Employees"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and all amendments thereto, have been made available to each other party hereto.

                  (ii) All Grace Compensation Plans that are "employee benefit plans", other than "multiemployer plans" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, covering Grace Employees (the "Grace Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA, except where the failure to be so would not reasonably be expected to have a Material Adverse Effect with respect to Grace. There is no pending or, to the knowledge of executive officers, threatened litigation relating to any Grace Plan which is reasonably likely to have a Material Adverse Effect with respect to Grace.

                 (iii) No material liability that has not previously been fully satisfied under Subtitle C or D of Title IV of ERISA, under Section 412 of the Code or under Section 302 of ERISA has been or is expected to be incurred by Grace or any of its subsidiaries with respect to any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code (a "Grace ERISA Affiliate"). Grace and its subsidiaries and the Grace ERISA Affiliates have not incurred and do not expect to incur any material withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. No notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any of the Grace Plans or by any of the Grace ERISA Affiliates within the 12-month period ending on the date hereof.

                  (iv) As of January 1, 1995, the "full-funding limitation" (as defined in Section 412(c)(9) of the Code) has been satisfied with respect to each Grace Pension Plan which is a single-employer plan (within the meaning of Section 4001(a)(15) of ERISA), and there has been no change in the financial condition of any such Grace Pension Plan since that date that is reasonably likely to have a Material Adverse Effect with respect to Grace. The withdrawal liability of Grace and its subsidiaries under each Grace Plan which is a multiemployer plan to which Grace, its subsidiaries or its ERISA Affiliates has contributed during the preceding 12 months, determined as if a "complete withdrawal," within the meaning of Section 4203 of ERISA, had occurred as of the date hereof, is not reasonably likely to have a Material Adverse Effect with respect to Grace.

                   (v) Except as disclosed in its SEC Documents filed prior to the date hereof, neither Grace nor its subsidiaries have any material obligations for retiree health and life benefits under any Grace Plan. Except as disclosed in its SEC Documents filed prior to the date hereof, there are no restrictions on the right of Grace to amend or terminate any Grace Plan that provides retiree health or life benefits to Grace Employees without Grace incurring any material liability thereunder as a result of such amendment or termination.

                  (vi) All Grace Compensation Plans covering foreign Employees comply with applicable local law except when the failure to so comply, individually and in the aggregate, would not have a Material Adverse Effect with respect to Grace. Grace and its subsidiaries have no unfunded liabilities with respect to any Grace Pension Plan which cover foreign Employees in an amount which is reasonably likely to have a Material Adverse Effect with respect to Grace.

                 (vii) Except as disclosed in its SEC Documents filed prior to the date hereof or as provided in this Agreement, the transactions contemplated by this Agreement will not result in the vesting or acceleration of any material amounts under any Grace Compensation Plan, any material increase in benefits under any

         Grace Compensation Plan or payment of any severance or similar compensation under any Grace Compensation Plan, and the amounts, if any, payable under the Grace Compensation Plans and not deductible by it by reason of Section 280G of the Code will not exceed the maximum amount previously disclosed to the other parties hereto. Except as disclosed in its SEC Documents filed prior to the date hereof, Grace and its subsidiaries have not entered into any change-of-control agreement under which Grace will be obligated to make change-of-control payments following the Closing.

                  (l) Environmental Matters. Except as disclosed in its SEC Documents filed prior to the date hereof and except for such matters that, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to Grace, to the knowledge of its executive officers, (i) Grace and its subsidiaries are in compliance with all applicable Environmental Laws; and (ii) neither Grace nor any of its subsidiaries has any outstanding notices, demand letters or requests for information from any Government Entity or any third party that assert that Grace or any of its subsidiaries may be in violation of, or liable under, any Environmental Law and none of Grace, its subsidiaries or its properties are subject to any court order, administrative order or decree arising under any Environmental Law.

                  (m) Rights Plan. After giving effect to any amendments that will be made prior to the Effective Time, execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not cause or permit shareholders to exercise rights under the Grace Rights Agreement or the Grace Rights issued pursuant thereto and the Grace Rights will not become unredeemable or exercisable as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

                  (n) Takeover Statutes. Execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not cause to be applicable to Grace any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States or any foreign jurisdiction (each a "Takeover Statute") (after giving effect to any actions that will be taken prior to the Effective
         Time).

                  (o) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein except pursuant to arrangements disclosed in writing to the other parties hereto prior to the date hereof.

                  (p) Tax Matters. At the Effective Time, the representations set forth in the numbered paragraphs of the form of Tax Matters Certificate of Grace attached hereto as Exhibit G (the "Grace Tax Matters Certificate") will be true and correct in all respects, and such representations are hereby incorporated herein by reference with the same effect as if set forth herein in their entirety.

                  (q) Information in Disclosure Documents and Registration Statements. None of the information supplied or to be supplied by Grace for inclusion or incorporation by reference in any Registration Statement will, at the time such Registration

         Statement becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Grace Proxy Statement will not, at the date mailed to Grace shareholders and at the time of the Grace Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Grace Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Grace with respect to statements made therein based on information supplied by Fresenius AG or Fresenius USA or their respective subsidiaries.

                  (r) Trademarks, Patents and Copyrights. Grace and its subsidiaries own or possess adequate licenses or other rights to use, all patents, trademarks, trade names, service marks, copyrights, licenses and product licenses or registrations (including applications for any of the fore going), as are used or useful predominantly in connection with the NMC Business (the "NMC Business Intellectual Property") the lack of which would reasonably be expected to have a Material Adverse Effect with respect to Grace; and none of Grace or any of its subsidiaries has any knowledge of any conflict with the proprietary intellectual property rights of any of Grace or its subsidiary therein or any knowledge of any conflict by Grace or its subsidiary with the rights of others therein which would have a Material Adverse Effect with respect to Grace. Immediately after the Grace Merger, Newco or its subsidiaries will own or possess adequate licenses or other rights to use (on substantially the same basis as currently owned or possessed by Grace and its subsidiaries) all of the NMC Business Intellectual Property. There are no Contracts, agreements and licenses pursuant to which Grace or any of its subsidiaries which will not be subsidiaries of Newco after the Grace Merger will retain rights or interests of any kind in or affecting the NMC Business Intellectual Property.

                  (s) Assets. Except as contemplated herein, at the Effective Time, the NMC Group will contain the worldwide health care business of Grace and all assets and services predominantly used in the conduct of Grace's worldwide health care business as presently conducted.

                  (t) Disclosure. Neither the representations and warranties of Grace contained in this Agreement nor in any written instrument, list, exhibit or certificate furnished or to be furnished by Grace to Fresenius AG pursuant hereto or in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements not misleading.

                  SECTION 5.2. Representations and Warranties of Fresenius USA. Subject to Section 9.13, Fresenius AG hereby represents and warrants to Grace that, except as set forth in a letter (the "Fresenius USA Disclosure Letter") delivered to Grace simultaneously with the execution and delivery of this Agreement:

                  (a) Capital Stock. The authorized capital stock of Fresenius USA consists of 40,000,000 Fresenius USA Common Shares, par value $.01 per share, of which 21,464,874 were outstanding as of December 31, 1995, and 600,000 Fresenius USA Preferred Shares, par value $1.00 per share, of which 200,000 were outstanding as Fresenius USA Series F Preferred Shares as of such date. Fresenius USA Series F Preferred Shares are convertible into an aggregate of 3,129,883 Fresenius USA Common Shares. No Fresenius USA Common Shares were held by Fresenius USA and its subsidiaries (other than any shares held in a fiduciary capacity and beneficially owned by a third party) as of December 31, 1995. As of December 31, 1995, there were outstanding under the Fresenius USA 1976 Stock Option Plan, the Fresenius USA 1985 Special Stock Option Plan, the Fresenius USA 1987 Stock Option Plan, the Fresenius USA 1989 Special Stock Option Plan and the Fresenius USA Directors' Stock Option Plan (collectively, the "Fresenius USA Stock Plans") options to acquire an aggregate of 2,146,395 Fresenius USA Common Shares (subject to adjustment on the terms set forth in the Fresenius USA Stock Plans). As of the date of this Agreement, there are no Fresenius USA Common Shares reserved for issuance, other than 155,550 Fresenius USA Common Shares reserved for issuance upon exercise of stock options, 4,512,500 Fresenius USA Common Shares reserved for issu ance pursuant to outstanding warrants and 1,990,845 Fresenius USA Common Shares reserved for issuance pursuant to the Fresenius USA Stock Plans. All outstanding Fresenius USA Common Shares and Fresenius USA Preferred Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except for the Fresenius USA Common Shares and the Fresenius USA Preferred Shares, Fresenius USA has outstanding no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible or exchangeable into or exercisable for securities having the right to vote) with the shareholders of Fresenius USA on any matter. Each of the outstanding shares of capital stock of each of Fresenius USA's subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and, except for an immaterial number of shares held by officers and directors of Fresenius USA and its subsidiaries as nominees and for the benefit of Fresenius USA or any of its subsidiaries, is owned, either directly or indirectly, by Fresenius USA free and clear of all liens, pledges, security interests, claims, proxies, preemptive or subscriptive rights or other encumbrances or restrictions of any kind. Except as set forth above and except for Fresenius USA Common Shares issued after December 31, 1995 pursuant to the terms of options, securities or plans referred to above, there are no shares of capital stock of Fresenius USA authorized, issued or outstanding and there are no preemptive rights or any outstanding subscriptions, options, puts, calls, warrants, rights, convertible or exchangeable securities or other agreements or commitments of Fresenius USA or any of its subsidiar ies of any character relating to the issued or unissued capital stock or other securities of Fresenius USA or any of its subsidiaries (including, without limitation, the issuance, sale, purchase, redemption, conversion, exchange, redemption, voting or transfer thereof). Exhibit 21 to Fresenius USA's Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the SEC, contains an accurate and correct statement of all of the information required to be set forth therein by the regulations of the SEC and is an accurate and correct list of all Fresenius USA subsidiaries as of the date hereof, other than subsidiaries not engaged in an active business. Except as set forth in such exhibit, as of the date hereof, Fresenius USA does not, directly or indirectly, own any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity, other than subsidiaries not engaged in an active business.

                  (b) Corporate Organization and Qualification. Each of Fresenius USA and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its or such subsidiary's jurisdiction of organization and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it or such subsidiary require such qualification, except for any such failure so to qualify or be in good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect with respect to Fresenius USA. Each of Fresenius USA and its subsidiaries has the requisite corporate power and authority to carry on its businesses as they are now being conducted. Fresenius USA has made available to the other parties hereto a complete and correct copy of its Certificate of Incorporation and By-laws, each as amended to date and currently in full force and effect.

                  (c) Corporate Authority. Except as contemplated by Section
         9.13 hereof, Fresenius USA has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform each Transaction Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. Each Transaction Agreement to which Fresenius USA is a party is, or when executed and delivered shall be, a valid and binding agreement of Fresenius USA enforceable in accordance with its terms.

                  (d) Governmental Filings; No Violations. (i) Other than the filings provided for in the Transaction Agreements, and other than as may be required under the HSR Act and similar statutes in other countries, the Exchange Act, the Securities Act, and state securities laws, no notices, reports or other filings are required to be made by Fresenius USA or any subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it or any subsidiary from, any Governmental Entity in connection with the execution, delivery or performance of each Transaction Agreement to which it or any subsidiary is a party by it or any subsidiary and the consummation by it or any subsidiary of the transactions contemplated hereby and thereby, the failure to make or obtain any or all of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect with respect to Fresenius USA or enable any person to enjoin or prevent or materially delay consummation of the transactions contemplated hereby and thereby.

                  (ii) The execution, delivery and performance by Fresenius USA or any subsidiary of each Transaction Agreement to which it is a party does not or will not, and the consummation by it of any of the transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, its Certificate of Incorporation or By-laws, or the comparable governing instruments of any of its subsidiaries, or (B) assuming receipt of any consents and the occurrence of any events disclosed in the Fresenius USA Disclosure Letter as contemplated in the last sentence of this paragraph, a breach or violation of, or a default under, or the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets of it, Newco or the Surviving Corporations or any of their respective subsidiaries (with or without the giving of notice, the lapse of time or both) pursuant to, any provision of any Contracts of it or any of its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, or any change in the rights or obligations of any party under, or give rise to any rights of termination under, any of the Contracts, except, in the case of clause (B) above, for such breaches, violations, defaults, accelerations or changes that are disclosed in the Fresenius USA Disclosure Letter or, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to Fresenius USA. The Fresenius USA Disclosure Letter sets forth a list of all consents required under any Contracts to be obtained by it or events required to occur prior to consummation of the Reorganization (other than consents the failure to obtain of which, individually and in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to Fresenius USA).

                  (e) SEC Documents; Financial Statements; No Undisclosed Liabilities. (i) Fresenius USA has delivered to the other parties hereto each SEC Document prepared and filed with the SEC by it or its subsidiaries since December 31, 1994, including, without limitation,
         (A) its Annual Report on Form 10-K for the year ended December 31, 1994, and (B) its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1995.

         As of its filing date, each such SEC Document filed, and each SEC Document that will be filed by Fresenius USA or its subsidiaries prior to the Effective Time, as amended or supplemented, if applicable, pursuant to the Exchange Act (A) complied or will comply in all material respects with the applicable requirements of the Exchange Act and (B) did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of Fresenius USA's consolidated balance sheets included in or incorporated by reference into its SEC Documents fairly presents in all material respects the consolidated financial position of it and its subsidiaries as of its date and each of the consolidated statements of income, cash flows and shareholders' equity included in or incorporated by reference into its SEC Documents (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations, retained earnings and cash flows, as the case may be, of Fresenius USA and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with US GAAP.

                (ii) Each SEC Document which is a final registration statement filed, and each final registration statement that will be filed by it or any subsidiary prior to the Effective Time, as amended or supplemented, if applicable, pursuant to the Securities Act, as of the date such statement or amendment became or will become effective
         (A) complied or will comply in all material respects with the applicable requirements of the Securities Act and (B) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).

               (iii) Included in the Fresenius USA Disclosure Letter are a consolidated balance sheet as of, and consolidated statements of income, cash flows and shareholders' equity for the year ended, December 31, 1995 for Fresenius USA (such financial statements, the "Fresenius USA Disclosure Letter Financial Statements"), and the balance sheet as of December 31, 1995 included therein, (the "Fresenius USA Disclosure Letter Balance Sheet"). The Fresenius USA Disclosure Letter Balance Sheet (including any related notes and schedules) fairly presents in all material respects, and the consolidated balance sheet to be included in the Fresenius USA Audited Financial Statements (including any related notes and schedules) shall fairly present in all material respects, the consolidated financial position of Fresenius USA and its subsidiaries as of its date; and each of the consolidated statements of income, cash flows and shareholders' equity included in the Fresenius USA Disclosure Letter Financial Statements (including any related notes and schedules) fairly presents in all material respects, and each such statement to be included in the Fresenius USA Audited Financial Statements (including any related notes and schedules) shall fairly present in all material respects, the consolidated results of operations, retained earnings and cash flows, as the case may be, of Fresenius USA, and its subsidiaries for the periods set forth therein, in each case in accordance with US GAAP.

                (iv) Except as disclosed in the Fresenius USA Disclosure Letter Balance Sheet or the notes thereto or in its SEC Documents filed with the SEC prior to the date hereof, neither Fresenius USA nor its subsidiaries has any liabilities, whether or not accrued, contingent or otherwise, that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect with respect to Fresenius USA.

                 (f) Absence of Certain Events and Changes. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, since September 30, 1995, Fresenius USA and its subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and there has not been any change or development or combination of changes or developments (including any worsening of any condition currently existing) which, individually and in the aggregate, is reasonably likely to result in a Material Adverse Effect.

                 (g) Compliance with Laws. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, Fresenius USA and its subsidiaries have complied, in the conduct of their respective businesses, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except where the failure to comply is not reasonably likely, individually and in the aggregate, to have a Material Adverse Effect with respect to Fresenius USA. To the knowledge of its executive officers, each of Fresenius USA and its subsidiaries has, and, immediately after the Fresenius USA Merger, will have, all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit it or such subsidiary to carry on its business as it is presently conducted, except for such permits, licenses, certificates, orders, filings, applications and registrations, the failure to have or make which, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to Fresenius USA.

                 (h) Title to Assets. Fresenius USA or its subsidiaries have and, immediately after the Fresenius USA Merger, will have, good and, with respect to real property, marketable title to its properties and assets (other than property as to which it is lessee), except for those defects in title which are not, individually and in the aggregate, reasonably likely to have a Material Adverse Effect with respect to Fresenius USA. Fresenius USA and its subsidiaries have, and immediately after the Fresenius USA Merger, will either own or have adequate rights to use (on the same basis as currently owned or used by Fresenius USA or such subsidiaries), all assets used or useful in Fresenius USA's business as currently conducted and all assets reflected on the Fresenius USA Disclosure Letter Balance Sheet, except for assets disposed of in accordance with this Agreement and except for those failures to own or have which are not, individually and in the aggregate, reasonably likely to have a Material Adverse Effect with respect to Fresenius USA.

                 (i) Litigation. Except as disclosed in Fresenius USA's SEC Documents filed with the SEC prior to the date hereof, there are no civil, criminal or administrative actions, suits, claims, hearings or proceedings pending or, to the knowledge of its executive officers, threatened, or investigations pending, against Fresenius USA or any of its subsidiaries that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect with respect to Fresenius USA. There are no judgments or outstanding orders, writs, injunctions, decrees, stipulations or awards (whether rendered or issued by a court or Governmental Entity, or by arbitration) against Fresenius USA or any of its subsidiaries or their respective properties or businesses, which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to Fresenius USA.

                 (j) Taxes. Except as disclosed in Fresenius USA's SEC Documents filed with the SEC prior to the date hereof, all material federal, state, local and foreign tax returns required to be filed by or on behalf of Fresenius USA or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, all material taxes required to be shown on returns filed by Fresenius USA, as of the date of such SEC Document, have been paid in full or have been recorded as a liability on its consolidated balance sheet (in accordance with US GAAP).
         Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, there is no outstanding audit examination, deficiency, or refund litigation with respect to any taxes of Fresenius USA that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect with respect to Fresenius USA. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, all material taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to Fresenius USA have been paid in full or have been recorded as a liability on its balance sheet (in accordance with US GAAP). Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, neither Fresenius USA nor any of its subsidiaries is a party to a tax sharing or similar agreement or any agreement pursuant to which it or any of its subsidiaries has indemnified another party with respect to taxes (other than the tax sharing agreement attached to the Contribution Agreement), except for any such agreement under which the liabilities of Fresenius USA and its subsidiaries would not be reasonably likely to have a Material Adverse Effect with respect to Fresenius USA. Except as set forth in SEC Documents filed prior to the date hereof, neither Fresenius USA nor its subsidiaries have waived any applicable statute of limitations with respect to federal income taxes or any material state income taxes.

                 (k) Employee Benefits. (i) Fresenius USA's SEC Documents filed prior to the date hereof disclose all material information required under the applicable rules and regulations of the SEC with respect to Fresenius USA's bonus, deferred compensation, pension, retirement, profit sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all material employment or severance Contracts, all other material employee benefit plans and all applicable "change of control" or similar provisions in any material plan, Contract or arrangement which covers employees or former employees of Fresenius USA or its subsidiaries ("Fresenius USA Compensation Plans"). True and complete copies of the Fresenius USA Compensation Plans and all other benefit plans, Contracts or arrangements (regardless of whether they are funded or unfunded or foreign or domestic) covering employees or former employees of Fresenius USA and its subsidiaries (the "Fresenius USA Employees"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and all amendments thereto, have been made available to each other party hereto.

                (ii)  All Fresenius USA Compensation Plans that are
         "employee benefit plans", other than "multiemployer plans" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, covering Fresenius USA Employees (the "Fresenius USA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA, except where the failure to be so would not reasonably be expected to have a Material Adverse Effect with respect to Fresenius USA. There is no pending or, to the knowledge of executive officers, threatened litigation relating to any Fresenius USA Plan which is reasonably likely to have a Material Adverse Effect with respect to Fresenius USA.

               (iii) No material liability that has not previously been fully satisfied under Subtitle C or D of Title IV of ERISA, under
         Section 412 of the Code or Section 302 of ERISA has been or is expected to be incurred by Fresenius USA or any of its subsidiaries with respect to any "single-employer plan," within the meaning of
         Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code (a "Fresenius USA ERISA Affiliate"). Fresenius USA and its subsidiaries and the Fresenius USA ERISA Affiliates have not incurred and do not expect to incur any material withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. No notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any of the Fresenius USA Plans or by any of the Fresenius USA ERISA affiliates within the 12-month period ending on the date hereof.

                (iv)  As of January 1, 1995, the "full-funding limitation"
         (as defined in Section 412(c)(9) of the Code) has been satisfied with respect to each Fresenius USA Pension
         Plan which is a single-employer plan (within the meaning of Section 4001(a)(15) of ERISA), and there has been no change in the financial condition of any such Fresenius USA Pension Plan since that date that is reasonably likely to have a Material Adverse Effect with respect to Fresenius USA. The withdrawal liability of Fresenius USA and its subsidiaries under each Fresenius USA Plan which is a multiemployer plan to which Fresenius USA, its subsidiaries or its ERISA Affiliates has contributed during the preceding 12 months, determined as if a "complete withdrawal," within the meaning of Section 4203 of ERISA, had occurred as of the date hereof, is not reasonably likely to have a Material Adverse Effect with respect to Fresenius USA.

                 (v) Except as disclosed in its SEC Documents filed prior to the date hereof, neither Fresenius USA nor its subsidiaries have any obligations for retiree health and life benefits under any Fresenius USA Plan. Except as disclosed in its SEC Documents filed prior to the date hereof, there are no restrictions on the right of Fresenius USA to amend or terminate any Fresenius USA Plan that provides retiree health or life benefits to Fresenius USA Employees without Fresenius USA incurring any material liability thereunder as a result of such amendment or termination.

                (vi) All Fresenius USA Compensation Plans covering foreign Employees comply with applicable local law except when the failure to so comply, individually and in the aggregate, would not have a Material Adverse Effect with respect to Fresenius USA. Fresenius USA's and its subsidiaries have no unfunded liabilities with respect to any Fresenius USA Pension Plan which cover foreign Employees in an amount which is reasonably likely to have a Material Adverse Effect with respect to Fresenius USA.

               (vii) Except as disclosed in its SEC Documents filed prior to the date hereof or as provided in this Agreement, the transactions contemplated by this Agreement will not result in the vesting or acceleration of any material amounts under any Fresenius USA Compensation Plan, any material increase in benefits under any Fresenius USA Compensation Plan or payment of any severance or similar compensation under any Fresenius USA Compensation Plan, and the amounts, if any, payable under the Fresenius USA Compensation Plans and not deductible by it by reason of Section 280G of the Code will not exceed the maximum amount previously disclosed to the other parties hereto. Except as disclosed in its SEC Documents filed prior to the date hereof, Fresenius USA and its subsidiaries have not entered into any change-of-control agreement under which Fresenius USA will be obligated to make change-of-control payments following the Closing.

                 (l) Environmental Matters. Except as disclosed in its SEC Documents filed prior to the date hereof and except for such matters that, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to Fresenius USA, to the knowledge of its executive officers, (A) Fresenius USA and its subsidiaries are in compliance with all applicable Environmental Laws; and (B) neither Fresenius USA nor any of its subsidiaries has any outstanding notices, demand letters or requests for information from any Government Entity or any third party that assert that Fresenius USA or any of its subsidiaries may be in violation of, or liable under, any Environmental Law and none of Fresenius USA, its subsidiaries or its properties are subject to any court order, administrative order or decree arising under any Environmental Law.

                 (m) Takeover Statutes. Execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not cause to be applicable to Fresenius USA any Takeover Statute (after giving effect to any actions that will be taken prior to the Effective Time).

                 (n) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein except pursuant to arrangements disclosed in writing to the other parties hereto prior to the date hereof.

                 (o) Information in Disclosure Documents and Registration Statements. None of the information supplied or to be supplied by Fresenius USA for inclusion or incorporation by reference in any Registration Statement will, at the time such Registration Statement becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Fresenius USA Proxy Statement will not, at the date mailed to Fresenius USA shareholders and at the time of the meeting of Fresenius USA shareholders to be held in connection with the Fresenius USA Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Fresenius USA Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Fresenius USA with respect to statements made therein based on information supplied by Grace or its subsidiaries.

                 (p) Trademarks, Patents and Copyrights. Fresenius USA and its subsidiaries own or possess adequate licenses or other rights to use, all patents, trademarks, trade names, service marks, copyrights, licenses and product licenses or registrations (including applications for any of the foregoing), as are used or useful in connection with its business (the "Fresenius USA Intellectual Property") the lack of which would reasonably be expected to have a Material Adverse Effect with respect to Fresenius USA; and none of Fresenius USA or any of its subsidiaries has any knowledge of any conflict with the proprietary intellectual property rights of any of Fresenius USA or its subsidiary therein or any knowledge of any conflict by Fresenius USA or its subsidiary with the rights of others therein which would have a Material Adverse Effect with respect to Fresenius USA. Immediately after the Fresenius USA Merger, Newco and its subsidiaries will own or possess adequate licenses or other rights to use (on substantially the same basis as currently owned or possessed by Fresenius USA and its subsidiaries) all of the Fresenius USA Intellectual Property. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, there are no Contracts, agreements and licenses pursuant to which Fresenius USA or any subsidiaries of Fresenius USA which will not be subsidiaries of Newco after the Fresenius USA Merger will retain rights or interests of any kind in or affecting the Fresenius USA Intellectual Property.

                 (q) Disclosure. Neither the representations and warranties of Fresenius USA or Fresenius AG contained in this Agreement nor in any written instrument, list, exhibit or certificate furnished or to be furnished by Fresenius USA or Fresenius AG to Grace pursuant hereto or in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements not misleading.

                 SECTION 5.3. Representations and Warranties of Fresenius AG. Fresenius AG hereby represents and warrants to Grace that, except as set forth in a letter (the "Fresenius AG Disclosure Letter") delivered to Grace simultaneously with the execution and delivery of this Agreement:

                 (a) Corporate Organization and Qualification. Fresenius AG is an Aktiengesellschaft duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for any such failure so to qualify or be in good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect with respect to the FWD Business. Fresenius AG has the requisite corporate power and authority to carry on its businesses as they are now being conducted. Fresenius AG has made available to the other parties hereto a complete and correct copy of its Certificate of Incorporation and By-laws (or similar organizational documents), each as amended to date and currently in full force and effect.

                 (b) Corporate Authority. Subject only to the receipt of the requisite approval of its shareholders (and, with respect to Fresenius USA, as contemplated by Section 9.13 hereof), Fresenius AG and its subsidiaries have the requisite corporate power and authority and have taken all corporate action necessary in order to execute, deliver and perform each Transaction Agreement to which any of them are a party and to consummate the transactions contemplated hereby and thereby including, without limitation, the approval of the Fresenius AG Supervisory Board and the affirmative vote of all shareholder representatives thereon. Each Transaction Agreement to which Fresenius AG or its subsidiary is a party is, or when executed and delivered shall be, a valid and binding agreement of Fresenius AG or such subsidiary enforceable in accordance with its terms. Fresenius AG is the legal and beneficial owner of 18,673,324 Fresenius USA Common Shares (13,793,441 of which are owned beneficially and of record by Fresenius AG or its subsidiaries, 3,129,883 of which are issuable upon conversion of Fresenius USA Series F Preferred Shares and 1,750,000 of which are issuable upon the exercise of currently exercisable warrants) and 200,000 Fresenius USA Series F Preferred Shares.

                 (c) Governmental Filings; No Violations. (i) Other than the filings provided for in the Transaction Agreements, and other than as may be required under the HSR Act and similar statutes in other countries, the Exchange Act, the Securities Act, and state securities laws, except as set forth in the Fresenius AG Disclosure Letter, no notices, reports or other filings are required to be made by Fresenius AG or any subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it or any subsidiary from, any Governmental Entity in connection with the execution, delivery or performance of each Transaction Agreement to which it is a party by it or any subsidiary and the consummation by it or any subsidiary of the transactions contemplated hereby and thereby, the failure to make or obtain any or all of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect with respect to the FWD Business or enable any person to enjoin or prevent or materially delay consummation of the transactions contemplated hereby and thereby.

                (ii)  The execution, delivery and performance by Fresenius
         AG or any subsidiary of each Transaction Agreement to which it is a party does not or will not, and the consummation by it of any of the transactions contemplated thereby will not, constitute or result in
         (A) a breach or violation of, or a default under, its Certificate of Incorporation or By-laws, or the comparable governing instruments of any of its subsidiaries, or (B) assuming receipt of any consents and the occurrence of any events disclosed in the Fresenius AG Disclosure Letter as contemplated in the last sentence of this paragraph (ii), a breach or violation of, or a default under, or the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets of it, Newco or the Surviving Corporations or any of their respective subsidiaries (with or without the giving of notice, the lapse of time or both) pursuant to, any provision of any Contract of it or any of its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, or any change in the rights or obligations of any party under, or give rise to any rights of termination under, any of the Contracts, except, in the case of clause (B) above, for such breaches, violations, defaults, accelerations or changes that are disclosed in the Fresenius AG Disclosure Letter or, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to the FWD Business. The Fresenius AG Disclosure Letter sets forth a list of all consents required under any Contracts to be obtained by it or any subsidiary or events required to occur prior to consummation of the Reorganization (other than consents the failure to obtain of which, individually and in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to the FWD Business).

                 (d) Takeover Statutes. Execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not cause to be applicable to Fresenius AG any Takeover Statute (after giving effect to any actions that will be taken prior to the Effective Time).

                 (e) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein except pursuant to arrangements disclosed in writing to the other parties hereto prior to the date hereof.

                 (f) Contribution. Except for the shares of capital stock of Fresenius USA, the FWD Business Assets, which are to be contributed pursuant to the Contribution, represent the worldwide dialysis business of Fresenius AG and all assets and services predominantly used in the conduct of Fresenius AG's worldwide dialysis business as presently conducted.

                 (g) Tax Matters. At the Effective time, the representations set forth in the numbered paragraphs of the form of Tax Matters Certificate of Fresenius AG attached hereto as Exhibit G (the "Fresenius AG Tax Matters Certificate") will be true and correct in all respects, and such representations are hereby incorporated herein by reference with the same effect as if set forth herein in their entirety.

                 (h) Information in Disclosure Documents and Registration Statements. None of the information supplied or to be supplied by Fresenius AG for inclusion or incorporation by reference in any Registration Statement will, at the time such Registration Statement becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
         and the Fresenius USA Proxy Statement will not, at the date mailed to Fresenius USA shareholders and at the time of the Fresenius USA Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Fresenius USA Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Fresenius AG with respect to statements made therein based on information supplies by Grace or its subsidiaries.

                 (i) Disclosure. Neither the representations and warranties of Fresenius USA or Fresenius AG contained in this Agreement nor in any written instrument, list, exhibit or certificate furnished or to be furnished by Fresenius USA or Fresenius AG to Grace pursuant hereto or in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements not misleading.

                 (j) Assets. Except as contemplated herein, at the Effective Time, the FWD Business Group will contain the worldwide dialysis business of Fresenius AG and all assets and services predominantly used in the conduct of Fresenius AG's worldwide dialysis business as presently conducted.

                 SECTION 5.4. Representations and Warranties for the FWD Business. Fresenius AG hereby represents and warrants to Grace that, except as set forth in a letter (the "FWD Business Disclosure Letter") delivered to Grace simultaneously with the execution and delivery of this Agreement:

                 (a) Corporate Organization and Qualification. A true and complete list of all FWD Business Subsidiaries, together with the jurisdiction of organization of each such FWD Business Subsidiary, is set forth in the FWD Business Disclosure Letter. Each FWD Business Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing (if recognized in such jurisdiction, or, if not, duly qualified) as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by such FWD Business Subsidiary require such qualification, except for any such failure so to qualify or be in good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect with respect to the FWD Business. Each FWD Business Subsidiary has the requisite corporate power and authority to carry on its business as now being conducted. Fresenius AG has made available to the other parties hereto a complete and correct copy of the Certificate of Incorporation and By-laws (or similar organizational documents) of each FWD Business Subsidiary, each as amended to date and currently in full force and effect.

                 (b) Corporate Authority. Each FWD Business Subsidiary has the requisite corporate power and authority and has taken all corporate action necessary in order to consummate the transactions contemplated hereby and by the other Transaction Agreements.

                 (c) Capitalization. The authorized capital stock, and the number of shares of such capital stock issued and outstanding, of each FWD Business Subsidiary is set forth in the FWD Business Disclosure Letter, and all such issued and outstanding shares of capital stock are owned of record and beneficially by Fresenius AG or another FWD Business Subsidiary, free and clear of all liens, pledges, security interests, claims, proxies, preemptive or subscriptive rights or other encumbrances or restrictions of any kind. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of any FWD Business Subsidiary or obligating any FWD Business Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, any FWD Business Subsidiary. There are no outstanding contractual obligations of any FWD Business Subsidiary to repurchase, redeem or otherwise acquire any capital stock of any FWD Business Subsidiary or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any FWD Business Subsidiary or any other entity. Each of the outstanding shares of capital stock of each FWD Business Subsidiary is duly authorized, validly issued, fully paid and nonassessable.

                 (d) Financial Statements; No Undisclosed Liabilities. (i) Included in the FWD Business Disclosure Letter are a consolidated balance sheet as of December 31, 1995, and consolidated statements of income, cash flows and shareholders' equity for the years ended December 31, 1995 for the FWD Business (such financial statements, the "FWD Business Disclosure Letter Financial Statements," and the balance sheet as of December 31, 1995 included therein, the "FWD Business Disclosure Letter Balance Sheet"). The FWD Business Disclosure Letter Balance Sheet (including any related notes and schedules) fairly presents in all material respects, and the consolidated balance sheet to be included in the FWD Business Audited Financial Statements (including any related notes and schedules) shall fairly present in all material respects, the consolidated financial position of the FWD Business as of its date; and each of the consolidated statements of income, cash flows and shareholders' equity included in the FWD Business Disclosure Letter Financial Statements (including any related notes and schedules) fairly presents in all material respects, and each such statement to be included in the FWD Business Audited Financial Statements (including any related notes and schedules) shall fairly present in all material respects, the consolidated results of operations, retained earnings and cash flows, as the case may be, of the FWD Business for the periods set forth therein, in each case in accordance with US GAAP.

                         (ii) Except as disclosed on the FWD Business Disclosure Letter Balance Sheet or the notes thereto, neither the FWD Business nor any FWD Business Subsidiary has any liabilities, whether or not accrued, contingent or otherwise, that, individually or in the aggregate are reasonably likely to have a Material Adverse Effect with respect to the FWD Business.

                 (e) Absence of Certain Events and Changes. Except as disclosed in the FWD Business Disclosure Letter, since September 30, 1995, Fresenius AG, with respect to the FWD Business, and the FWD Business Subsidiaries, have conducted their respective businesses only in the ordinary and usual course of such businesses and there has not been any change or development or combination of changes or developments (including any worsening of any condition currently existing) which, individually and in the aggregate, is reasonably likely to result in a Material Adverse Effect with respect to the FWD Business.

                 (f) Compliance with Laws. Fresenius AG has complied, in the conduct of the FWD Business, and each FWD Business Subsidiary has complied, in the conduct of its respective business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except where the failure to comply is not reasonably likely, individually and in the aggregate, to have a Material Adverse Effect with respect to the FWD Business. To the knowledge of the executive officers of Fresenius AG, Fresenius AG has, with respect to the FWD Business, each FWD Business Subsidiary has, and, immediately after the Contribution, an FWD Business Subsidiary will have, all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit such party to carry on its business as it is presently conducted, except for such permits, licenses, certificates, orders, filings, applications and registrations, the failure to have or make which, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to the FWD Business.

                 (g) Title to Assets. Fresenius AG and the FWD Business Subsidiaries have and, immediately after the Contribution, the FWD Business Subsidiaries will have, good and, with respect to real property, marketable title to its properties and assets (other than property as to which it is lessee), except for those defects in title which are not, individually and in the aggregate, reasonably likely to have a Material Adverse Effect with respect to the FWD Business. Fresenius AG and the FWD Business Subsidiaries have, and immediately after the Contribution, the FWD Business Subsidiaries will either own or have adequate rights to use (on the same basis as currently owned or used by the FWD Business), all assets predominantly used or useful in the FWD Business as currently conducted and all assets reflected on the FWD Business Balance Sheet, except for those properties subject to the Lease and assets disposed of in accordance with this Agreement and except for those failures to own or have which are not, individually and in the aggregate, reasonably likely to have a Material Adverse Effect with respect to the FWD Business.

                 (h) Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings or proceedings pending or, to the knowledge of its executive officers, threatened, or investigations pending, against Fresenius AG or its subsidiaries (other than Fresenius USA) with respect to the FWD Business, or any FWD Business Subsidiary that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect with respect to the FWD Business. There are no judgments or outstanding orders, writs, injunctions, decrees, stipulations or awards (whether rendered or issued by a court or Governmental Entity, or by arbitration) against Fresenius AG or its subsidiaries (other than Fresenius USA) with respect to the FWD Business, or any FWD Business Subsidiary, or any of their respective properties or businesses, which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to the FWD Business.

                 (i) Taxes. All material federal, state, local and foreign tax returns required to be filed with respect to the FWD Business or any FWD Business Subsidiary have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All material taxes required to be shown on returns filed with respect to the FWD Business or any FWD Business Subsidiary, have been paid in full or have been recorded as a liability on the FWD Business Disclosure Letter Balance Sheet. There is no outstanding audit examination, deficiency, or refund litigation with respect to any taxes with respect to the FWD Business or any FWD Business Subsidiary that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect with respect to the FWD Business. All material taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to the FWD Business or any FWD Business Subsidiary have been paid in full or have been recorded as a liability on the FWD Business Balance Sheet (in accordance with US
         GAAP). Neither Fresenius AG nor any FWD Business Subsidiary is a party to a tax sharing or similar agreement or any agreement with respect to the FWD Business or any FWD Business Subsidiary, except for any such agreement under which the liabilities of FWD Business and its subsidiaries would not be reasonably likely to have a Material Adverse Effect with respect to FWD Business. Neither Fresenius AG (with respect to the FWD Business) nor the FWD Business Subsidiaries have waived any applicable statute of limitations with respect to German tax or any material German state income taxes.

                 (j) Environmental Matters. Except for such matters that, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to the FWD Business, to the knowledge of its executive officers (i) Fresenius AG, with respect to the FWD Business, and the FWD Business Subsidiaries are in compliance with all applicable Environmental Laws; and (ii) neither Fresenius AG with respect to the FWD Business, nor any of the FWD Business Subsidiaries has any outstanding notices, demand letters or requests for information from any Government Entity or any third party that assert that Fresenius AG, with respect to the FWD Business, or any of the FWD Business Subsidiaries may be in violation of, or liable under, any Environmental Law and none of Fresenius AG with respect to the FWD Business, the FWD Business Subsidiaries or its properties are subject to any court order, administrative order or decree arising under any Environmental Law.

                 (k) Governmental Filings; No Violations. (i) Other than the filings provided for in the Transaction Agreements, and other than as may be required under the HSR Act and similar statutes in other countries, the Exchange Act, the Securities Act, and state securities laws, no notices, reports or other filings are required to be made by any FWD Business Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any Governmental Entity, in connection with the execution, delivery or performance of each Transaction Agreement to which Fresenius AG is a party by it and the consummation by it of the transactions contemplated hereby and thereby, the failure to make or obtain any or all of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect with respect to the FWD Business or enable any person to enjoin or prevent or materially delay consummation of the transactions contemplated hereby and thereby.

                 (ii) The execution, delivery and performance by each FWD Business Subsidiary of each Transaction Agreement to which Fresenius AG is a party does not or will not, and the consummation by it of any of the transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, its Certificate of Incorporation or By-laws (or similar organizational document), or the comparable governing instruments of any of its subsidiaries, or (B) assuming receipt of any consents and the occurrence of any events disclosed in the FWD Business Disclosure Letter as contemplated in the last sentence of this paragraph, a breach or violation of, or a default under, or the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets of it, Newco or the Surviving Corporations or any of their respective subsidiaries (with or without the giving of notice, the lapse of time or both) pursuant to, any provision of any Contract of it or any of its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, or any change in the rights or obligations of any party under, or give rise to any rights of termination under, any of the Contracts, except, in the case of clause (B) above, for such breaches, violations, defaults, accelerations or changes that are disclosed in the FWD Business Disclosure Letter or, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to the FWD Business. The FWD Business Disclosure Letter sets forth a list of all consents required under any Contracts to be obtained by any FWD Business Subsidiary or events required to occur prior to consummation of the Reorganization (other than consents the failure to obtain of which, individually and in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to the FWD Business).

                 (l) Contracts and Commitments. Except as set forth in the FWD Business Disclosure Letter, none of Fresenius AG or any of its subsidiaries, with respect to the FWD Business, nor any FWD Business Subsidiary is a party to any Contract that would be required to be filed as an exhibit to a registration statement for the FWD Business and Fresenius USA, taken as a whole, under the Exchange Act.

                 (m) Employee Benefit Plans. (i) The FWD Business Disclosure Letter lists each material employee benefit plan, program, policy, practice and arrangement and all material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which Fresenius AG, its subsidiaries or any of the FWD Business Subsidiaries is a party, with respect to which Fresenius AG, its subsidiaries or any of the FWD Business Subsidiaries has or could incur any obligation or which are maintained, contributed to or sponsored by Fresenius AG, its subsidiaries or any of the FWD
         Business Subsidiaries for the benefit of any current or former employee, officer or director of Fresenius AG, its subsidiaries or any of the FWD Business Subsidiaries, (collectively, the "Fresenius AG Plans"). With respect to each Fresenius AG Plan, Fresenius AG has caused to be made available to the other parties hereto a true, correct and complete copy of: (A) each writing constituting a part of such Fresenius AG Plan, including without limitation all plan documents, benefit schedules, participant agreements, trust agreements, and insurance contracts and other funding vehicles; (B) the current summary plan description, if any; (C) the most recent annual financial report and actuarial valuations, if any; and (D) the most recent determination letter from the relevant governmental authority, if any. All financial statements and actuarial reports for each Fresenius AG Plan have been prepared in accordance with applicable accounting principles and actuarial principles, applied on a uniform and consistent basis.

                (ii) In all material respects, each Fresenius AG Plan complies with, and has been managed in accordance with, all applicable laws, regulations and requirements. Each Fresenius AG Plan required to be registered has been registered and has been maintained in good standing with applicable legal and regulatory authorities. Where Fresenius AG Plans are funded or insured, all contributions and other amounts due to or in respect of them or any state pension arrangements by Fresenius AG, its subsidiaries or any of the FWD Business Subsidiaries have been fully paid at the Effective Time. The fair market value of the assets of each such funded Fresenius AG Plan, or the liability of each insurer for any Fresenius AG Plan funded through insurance or the book reserve established for any such Fresenius AG Plan on the FWD Business Balance Sheet, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Fresenius AG Plan according to the actuarial assumptions utilized in the actuary's report described in Section 5.4(m)(i) above, and no transaction contemplated by this Agreement shall cause such assets, book reserves or insurance obligations to be less than such benefit obligations, and nothing has happened since the date of that information which would have a Material Adverse Effect on the funding position of the Fresenius AG Plans. Where Fresenius AG Plans are unfunded or underfunded, appropriate reserves are established therefore on the FWD Business Balance Sheet. Fresenius AG, its subsidiaries and the FWD Business Subsidiaries have not by any act or omission, direct or indirect, materially increased their liabilities or obligations to the Fresenius AG Plans since the date of the last actuary's report described in
         Section 5.4(m)(i) above.

               (iii) There is no dispute about the entitlements or benefits payable under the Fresenius AG Plans, no claim by or against the managers or administrators of the Fresenius AG Plans, Fresenius AG, its subsidiaries or any of the FWD Business Subsidiaries has been made or threatened, and there are no circumstances which might give rise to any such claim except where any such event could not have, individually and in the aggregate, a Material Adverse Effect with respect to the FWD Business. Except as set forth in the FWD Business Disclosure Letter Balance Sheet, there exists no liability (contingent or otherwise), and no event has occurred, with respect to any Fresenius AG Plan which could reasonably be expected to have a Material Adverse Effect with respect to the FWD Business.

                 (n) Lease. The Lease, pursuant to which Newco (or its subsidiary) shall lease certain real property in Germany from Fresenius AG, as provided therein, when executed and delivered, shall be a valid and binding agreement of Fresenius AG, enforceable in accordance with the terms thereof; and the total rental to be paid pursuant to such Lease of the equivalent of $12,000,000 per year beginning January 1, 1997 (subject to adjustment, as provided therein) is a fair market rental for such property.

                 (o) Trademarks, Patents and Copyrights. Fresenius AG or a FWD Business Subsidiary owns or possesses adequate licenses or other rights to use, all patents, trademarks, trade names, service marks, copyrights, licenses and product licenses or registrations (including applications for any of the foregoing), technology, know-how, tangible or intangible proprietary intellectual property rights, information or material (whether conceived, reduced to practice or under development), formulae, inventions and new and investigational applications (including all options or other rights to acquire any of the foregoing) as are necessary, used or useful in connection with the FWD Business (the "FWD Business Intellectual Property"), the lack of which would reasonably be expected to have a Material Adverse Effect with respect to the FWD Business; and none of Fresenius AG or any of its subsidiaries has any knowledge of any conflict with the proprietary intellectual property rights of any of Fresenius AG or any FWD Business Subsidiary therein or any knowledge of any conflict by Fresenius AG or any FWD Business Subsidiary with the rights of others therein which would have a Material Adverse Effect with respect to the FWD Business. Immediately after the Contribution, Newco or its Subsidiary will own or possess adequate licenses or other rights to use (on substantially the same basis as currently owned or possessed by the FWD Business) all of the FWD Business Intellectual Property. There are no Contracts, agreements and licenses pursuant to which Fresenius AG or any subsidiaries of Fresenius AG which are not FWD Business Subsidiaries will retain rights or interests of any kind in or affecting the FWD Business Intellectual Property.

                 SECTION 5.5. Certain Definitions Relating to the FWD Business. (a) "FWD Business" means the dialysis and renal medical products business conducted worldwide by Fresenius AG (including, without limitation, the FWD Business Subsidiaries), other than the dialysis business of Fresenius USA.

                 (b) "FWD Business Assets" means all the property and assets (including intangible assets, goodwill and leaseholds) of the FWD Business which are reflected on the FWD Business Balance Sheet or otherwise predominately relating to or predominately used or useful in the business and operations of the FWD Business (other than the property subject to the Lease), plus (i) all property and assets which have been or will be acquired in the ordinary course of business since the date of the FWD Business Balance Sheet, less (ii) any property and assets which have been or will be disposed of or consumed in the ordinary course of business since the date of the FWD Business Balance Sheet consistent with the terms hereof.

                 (c) "FWD Business Subsidiaries" means all subsidiaries of Fresenius AG and all other entities in which Fresenius AG holds any direct or indirect equity interest, other than Fresenius USA and its subsidiaries, which conduct any of the FWD Business (it being agreed and understood that (i) as of the date hereof, the FWD Business is conducted, and the FWD Business Assets are held, by Fresenius AG and certain of its subsidiaries (all such entities, the "Current Subsidiaries"), (ii) as of the Contribution, by virtue of the Fresenius AG Restructuring, the FWD Business will be conducted, and the FWD Business Assets will be held, by certain Fresenius AG subsidiaries which may include the Current Subsidiaries as well as other subsidiaries (all such entities, the "Closing Subsidiaries", and (iii) all references herein to FWD Business Subsidiaries shall be deemed to refer to the Current Subsidiaries as of the date hereof and to the Closing Subsidiaries as of the Contribution).

                 (d) "Fresenius AG Restructuring" means the actions taken and proposed to be taken by Fresenius AG and its subsidiaries to restructure the FWD Business so that, at or prior to Contribution, the FWD Business Subsidiaries shall own all FWD Business Assets.

                                   ARTICLE VI

                                   COVENANTS

                 SECTION 6.1. Interim Operations. Each of Grace and Fresenius AG (for itself and on behalf of Fresenius AG) covenants and agrees as to itself and its subsidiaries that, from and after the date hereof until the Effective Time, except insofar as the other parties shall otherwise consent or except as otherwise contemplated by this Agreement, the Contribution Agreement, the Distribution Agreement or its Disclosure Letter (provided that, as used herein, all references to Grace (and/or its Affiliates) shall be deemed to refer to Grace and its Affiliates which conduct the NMC Business, consistent with
Section 9.8 hereof, except as otherwise specifically provided):

                 (a) To the extent reasonably practicable, taking into account any operational matters that may arise that are primarily attributable to the pendency of the Reorganization, the business of it and its subsidiaries will be conducted only in the ordinary and usual course consistent with past practice and existing business plans previously disclosed to the other parties and, to the extent consistent therewith, it and its subsidiaries will use all reasonable efforts to preserve their business organization intact and maintain their existing relations with customers, suppliers, employees and business associates.

                 (b) It will not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries or, in the case of Fresenius AG, any FWD Business Subsidiary; (ii) amend its Certificate of Incorporation or By-laws (or similar organizational document);
         (iii) split, combine or reclassify any outstanding capital stock; or
         (iv) declare, set aside or pay any dividend payable in stock or property with respect to any of its capital stock.

                 (c) Neither Grace, Fresenius USA, nor any of their respective subsidiaries or, Fresenius AG, solely with respect to any FWD Business Subsidiary, will issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible or exchangeable for, or options, puts, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class other than common shares issuable pursuant to options, warrants and other convertible securities outstanding on the date hereof and disclosed in its Disclosure Letter, and employee stock options granted after the date hereof in the ordinary course of business.

                 (d) None of Grace, Fresenius USA or Fresenius AG, with respect to the FWD Business, will (i) transfer, lease, license, guarantee, sell, mortgage, pledge or dispose of any property or assets encumber any property or assets other than in the ordinary and usual course of business; (ii) authorize or make capital expenditures; (iii) make any acquisition of, or investment in, assets, stock or other securities of any other person or entity other than its wholly owned subsidiaries or (iv) make any divestiture.

                 (e) Except as required by agreements or arrangements disclosed in its SEC Documents or its Disclosure Letter, neither it nor any of its subsidiaries or, in the case of Fresenius AG, any FWD Business Subsidiary, will grant any severance or termination pay to, or enter into, extend or amend any employment, consulting, severance or other compensation agreement with, any director, officer or other of its employees, except to other employees in the ordinary course in a manner consistent with past practice, which would bind Newco (or its subsidiary) after the Reorganization.

                 (f) Except as may be required to satisfy contractual obligations existing as of the date hereof (and disclosed to the other parties hereto) and the requirements of applicable law, and except in the ordinary course of business, neither it nor any of its subsidiaries or, in the case of Fresenius AG, any FWD Business Subsidiary, will establish, adopt, enter into, make, amend or make any elections under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees which would affect Newco (or its subsidiary), except in a manner consistent with past practice.

                 (g) It will not implement any change in its accounting principles, practices or methods, other than as may be required by German GAAP, in the case of Fresenius AG, or US GAAP, in the case of Grace and Fresenius USA, other than as may be necessary or advisable in connection with the Distribution.

                 (h) Neither it nor any of its subsidiaries will authorize or enter into an agreement to take any of the actions referred to in paragraphs (a) through (g) above.

                 SECTION 6.2.  Certain Transactions.  (a)  Prior to the
Distribution: (i) Grace and Grace-Conn. shall use reasonable efforts to cause NMC to arrange new credit facilities so that the transactions contemplated by the Transaction Agreements may be consummated; (ii) Fresenius AG shall use reasonable efforts to arrange new credit facilities for the FWD Business so that the transactions contemplated by the Transaction Agreements may be consummated; and (iii) the parties hereto shall cooperate with respect to the foregoing.

                 (b) Prior to or concurrent with the Reorganization, the parties hereto shall use reasonable efforts to satisfy the conditions set forth in Sections 7.1(j) and 7.1(k).

                 (c) It is understood and agreed by the parties hereto that, at the time of the Reorganization, none of Grace, Fresenius USA and the FWD Business shall have cash or marketable securities, it being contemplated that, in connection with the Reorganization, such cash and marketable securities shall be provided to Grace-Conn. and Fresenius AG, respectively, and that new working capital facilities to finance working capital needs shall be obtained.

                 (d) It is the intention of the parties hereto that (i) Newco shall pay dividends to the holders of its outstanding ordinary shares in the amounts set forth in the business plan previously disclosed to the parties hereto beginning in January 1997, subject to the declaration of such dividends by the Newco Board, and (ii) Newco (or its subsidiary) shall lease real property and buildings in Germany from Fresenius AG, for a total rental of the equivalent $12 million per year beginning January 1997 pursuant to the Lease to be consistent with the terms set forth in Exhibit D to the Contribution Agreement.

                 (e) It is the intention of the parties hereto that, following the Reorganization, Newco shall seek to refinance up to $700 million of credit facilities through the sale of preferred securities which will be primarily "mezzanine" capital, which could be classified as equity under German generally accepted accounting principles and whose interest stream would be tax deductible. The sale (or commitments for sale) of such preferred securities shall not be a condition to the consummation of the Reorganization.

                 (f) It is the intention of the parties hereto that, to the extent that it is not possible to obtain the credit facilities and/or arrange for the sale of the preferred securities contemplated by paragraphs (a) and (e) above on terms which will permit the payment of cash pursuant to the lease and dividends pursuant to paragraph (d) above, prior to the Effective Time, the parties shall endeavor to restructure the transactions contemplated hereby so that, commencing in January 1997, Fresenius AG shall receive cash flow from Newco in the amount that otherwise would have been received pursuant to paragraph (d) above.

                 SECTION 6.3. Acquisition Proposals. Each party hereto agrees that neither it nor any of its subsidiaries nor any of its respective officers and directors or the officers and directors of its subsidiaries shall, and it shall each direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, it or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal; provided, however, that the Grace Board may furnish or cause to be furnished information (pursuant to confidentiality arrangements) and may participate in such discussions and negotiations directly or through its representatives if (i) the failure to provide such information or participate in such negotiations and discussions could, in the opinion of its outside counsel, reasonably be deemed to cause the members of the Grace Board to breach their fiduciary duties under applicable law or (ii) another corporation, partnership, person or other entity or group makes a written offer or written proposal which, based upon the identity of the person or entity making such offer or proposal and the terms thereof, and the availability of adequate financing therefor, the Grace Board believes, in the good faith exercise of its business judgment and based upon advice of its outside legal and financial advisors, could reasonably be expected to be consummated and represents a transaction more favorable to its shareholders than the Reorganization (a "Higher Offer"); provided further, however, that the foregoing restriction shall not apply to an Acquisition Proposal exclusively involving all or part of the stock or assets of Grace-Conn. Grace shall notify the other parties hereto as soon as practicable if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with it.

                 SECTION 6.4. Information Supplied. Each of parties hereto agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in any Registration Statement, Proxy Statement or Schedule 14A, or any amendment or supplement thereto, will, in the case of a Registration Statement, at the time such Registration Statement and each amendment and supplement thereto becomes effective under the Securities Act, or, in the case of a Proxy Statement or Schedule 14A, at the time such Proxy Statement or Schedule 14A and each amendment and supplement thereto is filed in definitive form with the SEC or mailed to shareholders and at the time of the applicable Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                 SECTION 6.5. Shareholder Approvals. (a) Each of Grace and Fresenius AG (on behalf of Fresenius USA) agrees to take, in accordance with applicable law and its Certificate of Incorporation and By-laws, all action necessary to convene a meeting of holders of Grace Common Shares and Grace Preferred Shares and Fresenius USA Common Shares and Fresenius USA Preferred Shares, respectively, as promptly as practicable after the Newco Registration Statement and the ADR Registration Statement are declared effective (and, in the case of Grace, the NY Preferred Registration Statement and the Grace-Conn. Registration Statement are declared effective), and its Proxy Statement is cleared, by the SEC, to consider and vote upon the approval of the transactions contemplated by the Transaction Agreements (including, without limitation, the Grace Amendment). Subject to the remainder of this Section 6.5, each of the Grace Board and the Fresenius USA Board shall recommend such adoption and approval and shall take all lawful action to solicit such approval by shareholders. The Grace Board may fail to make such a recommendation, or withdraw, modify, or change any such recommendation, or recommend any other offer or proposal, if the Grace Board, based on the opinion of its outside counsel, determines that making such recommendation, or the failure to recommend any other offer or proposal, or the failure to so withdraw, modify, or change its recommendation, or the failure to recommend any other offer or proposal, could reasonably be deemed to cause the members of the Grace Board to breach their fiduciary duties under applicable law in connection with a Higher Offer. In such event, notwithstanding anything contained in this Agreement to the contrary, any such failure to recommend, withdrawal, modification, or change of recommendation or recommendation of such other offer or proposal, or the entering by Grace into an agreement with respect to a Higher Offer (provided that Grace shall have provided Fresenius AG with at least 72 hours notice of its intention to so enter and the identity of the other party thereto), shall not constitute a breach of this Agreement by Grace.

                 (b) Fresenius AG agrees to take, in accordance with applicable law and its organizational documents, all action necessary to convene a meeting of Fresenius AG shareholders as promptly as practicable after the date hereof to consider and vote upon the approval of the transactions contemplated hereby. The Fresenius AG Management Board shall recommend such adoption and approval and shall take all lawful action to solicit such approval by Fresenius AG shareholders.

                 SECTION 6.6. Filings; Other Actions. (a) Subject to the obligations of consultation contained herein, Grace shall promptly prepare for filing with the SEC the Grace Proxy Statement, the Grace Schedule 14A and the Grace-Conn. Registration Statement, Fresenius USA shall promptly prepare for filing with the SEC the Fresenius USA Proxy Statement and Fresenius USA
Schedule 14A, and the parties hereto shall cooperate to promptly prepare for filing with the SEC the Newco Registration Statement, the NY Preferred Registration Statement and the ADR Registration Statement (including all required financial statements). In connection with the foregoing, Fresenius AG shall prepare audited financial statements prepared in accordance with US GAAP for the FWD Business and such financial statement shall be included in the Newco Registration Statement (and in such other Registration Statements and Proxy Statements as may be appropriate). Each party hereto shall use its reasonable efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to such filings, to have such filings declared effective or cleared, as the case may be, and cause such filings to be mailed at the earliest reasonably practicable time. Each party hereto and its counsel shall be given a reasonable opportunity to review and comment on each version of such filings prior to the filing thereof with the SEC. Each party hereto also shall use its reasonable efforts to obtain all necessary state securities law or blue sky permits and approvals required to carry out the transactions contemplated hereby and shall furnish all information as may be reasonably requested in connection with any such action.

                 (b) Each party hereto shall cooperate with the other parties hereto, subject to the terms and conditions set forth herein, use its reasonable efforts promptly to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain as promptly as reasonably practicable all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated hereby. Each party hereto shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated hereby and each party shall keep the other parties hereto apprised of the status of matters relating to completion of the transactions contemplated hereby.

                 (c) Each party hereto shall, upon reasonable request and except as otherwise may be required by applicable law, furnish the other parties hereto with all information concerning itself, its subsidiaries, directors, officers and shareholders and other Affiliates and such other matters as may be reasonably necessary or advisable in connection any statement, filing, notice or application made by or on behalf of such other party or any of its Affiliates to any Governmental Entity in connection with any transactions contemplated by this Agreement.

                 (d) Each party hereto shall, subject to applicable laws relating to the disclosure and exchange of information, promptly furnish the other parties hereto with copies of written communications received by each such party or any of its subsidiaries, from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                 (e) Each party hereto shall cooperate with each other party hereto and promptly take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable to obtain favorable review of the proposed transaction under the HSR Act and any foreign antitrust or competition laws, which efforts shall include, without limitation, undertaking litigation and/or agreeing to hold aside or divest, or enter into any conduct restriction with respect to, any asset or business to be part of Newco after the Effective Time (all such decisions to be made by the parties in consultation with one another taking into consideration the effect on Newco); provided, however, that the foregoing shall not require that any action be taken with respect to (or by) Grace-Conn. or its business; provided further, however, that Grace shall not be required to commit to any action that is to be taken prior to the Effective Time.

                 SECTION 6.7. Audited Financial Statements. (a) Not later than March 31, 1996, Grace shall deliver to the other parties hereto an audited special purpose consolidated balance sheet as of, and audited special purpose consolidated statements of income, cash flows and shareholders' equity for the year ended December 31, 1995, in each case for Grace and exclusive of the Grace- Conn. Business and the assets, liabilities, income cash flows and shareholders' equity thereof (such financial statements, the "Grace Audited Financial Statements"), together with the unqualified opinion of Grace's independent accountants thereon to the effect that such special purpose consolidated balance sheet fairly presents in all material respects the consolidated financial position of Grace and its included subsidiaries as of its date and such special purpose consolidated statements of income, cash flows and shareholders' equity fairly present in all material respects the consolidated results of operations, retained earnings and cash flows, as the case may be, of Grace and its included subsidiaries for the periods set forth therein, in each case in accordance with US GAAP and exclusive of the Grace-Conn. Business and the assets, liabilities, income, cash flows and shareholders' equity thereof.

                 (b) Not later than March 31, 1996, Fresenius USA shall deliver to the other parties hereto an audited consolidated balance sheet as of, and audited consolidated statements of income, cash flows and shareholders' equity for Fresenius USA for the year ended December 31, 1995 (such financial statements, the "Fresenius USA Audited Financial Statements"), together with the unqualified opinion of Fresenius USA's independent accountants thereon to the effect that such consolidated balance sheet fairly presents in all material respects the consolidated financial position of Fresenius USA and its subsidiaries as of its date and such consolidated statements of income, cash flows and shareholders' equity fairly present in all material respects the consolidated results of operations, retained earnings and cash flows, as the case may be, of Fresenius USA and its subsidiaries for the periods set forth therein, in each case in accordance with US GAAP.

                 (c) Not later than March 31, 1996, Fresenius AG shall deliver to the other parties hereto: (i) an audited consolidated balance sheet as of, and audited consolidated statements of income, cash flows and shareholders' equity for the FWD Business for the years ended December 31, 1994 and December 31, 1995 showing consolidating adjustments made in connection with the consolidation of Fresenius USA with the FWD Business (such financial statements, the "FWD Business Audited Financial Statements"), together with the unqualified opinion of Fresenius AG's independent accountants thereon to the effect that such consolidated balance sheet fairly presents in all material respects the consolidated financial position of the FWD Business as of its date and such consolidated statements of income, cash flows and shareholders' equity fairly presents in all material respects the consolidated results of operations, retained earnings and cash flows, as the case may be, of the FWD Business for the periods set forth therein, in each case in accordance with US GAAP, (ii) an audited consolidated balance sheet as of, and audited consolidated statements of income, cash flows and shareholders' equity for Fresenius AG for the year ended December 31, 1994 and December 31, 1995 (such financial statements, the "Fresenius AG Audited Financial Statements"), together with the unqualified opinion of Fresenius AG's independent accountants thereon to the effect that such consolidated balance sheet fairly presents in all material respects the consolidated financial position of Fresenius AG as of its date and such consolidated statements of income, cash flows and shareholders' equity fairly presents in all material respects the consolidated results of operations, retained earnings and cash flows, as the case may be, of Fresenius AG for the periods set forth therein, in each case in accordance with German GAAP, and
(iii) a reconciliation showing, with such level of detail provided to support each of the adjustments made to the 1995 Fresenius AG Audited Financial Statements to derive the 1995 FWD Business Audited Financial Statements.

                 (d) If (i) there exists any material difference between the Grace Audited Financial Statements, the Fresenius USA Audited Financial Statements or the FWD Business Audited Financial Statements, on the one hand, and the Grace Disclosure Letter Financial Statements, the Fresenius USA Disclosure Letter Financial Statements or the FWD Business Disclosure Letter Financial Statements, respectively, on the other hand, and such material difference adversely affects a party hereto (other than the party the financial statements of which contain such material difference, and treating, for purposes of this parenthetical, Fresenius AG and Fresenius USA as a single party) (such party, the "Affected Party"), and such Affected Party notifies the other parties hereto of such difference within 10 days following receipt of the applicable Audited Financial Statements, or (ii) if Grace believes in good faith that the Fresenius USA Audited Financial Statements and the FWD Business Audited Financial Statements, or if Fresenius AG believes in good faith that the Grace Audited Financial Statements, reflect a material adverse change in the prospects of the business of Fresenius USA and the FWD Business or Grace, as the case may be, from the business plans previously disclosed by the parties hereto and not otherwise disclosed in connection with this Agreement (a party so believing being a "Change Party"), and such Change Party notifies the other parties hereto of such change within 10 days following receipt of the applicable Audited Financial Statements, then the parties hereto shall negotiate in good faith to adjust the relative economics of the transactions contemplated hereby, in consultation with financial and accounting advisors, in light of the foregoing. If the parties do not reach agreement on such an adjustment within 14 days of notice, this Agreement shall be terminable by an Affected Party or a Change Party.

                 (e) After delivery of the Audited Financial Statements as contemplated by this Section 6.7 (if there is no material difference or material adverse change as contemplated by the immediately preceding paragraph) or after the reaching of agreement as contemplated by the immediately preceding paragraph (if there is a material difference or material adverse change as contemplated by the immediately preceding paragraph), all references herein to the Disclosure Letter Financial Statements shall be deemed to refer to the Audited Financial Statements.

                 (f) Each party hereto shall use all reasonable efforts to cause to be delivered to the other party is, as appropriate, and its directors a letter of its independent accountants, dated (i) the date on which each Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party and its directors, in form and substance customary for "comfort" letters delivered by independent accountants in connection with registration statements.

                 (g) Time shall be of the essence with respect to the delivery of the Audited Financial Statements.

                 SECTION 6.8. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, each party hereto shall afford each other party's Representatives access, during normal business hours throughout the period until the Effective Time to its properties, books, Contracts and records and, during such period, shall (and shall cause each of its subsidiaries to) furnish promptly to the other party all information concerning its business, properties and personnel as may reasonably be requested; provided that no investigation pursuant to this Section 6.8 shall affect or be deemed to modify any representation or warranty made by the party furnishing such information; provided further that with respect to the work papers of independent accountants, the provision of access shall be subject to the permission of such independent accountants, and each party hereto shall use reasonable best efforts to secure such permission for the other. Each party hereto shall not, and shall cause its respective Representatives not to, use any information obtained pursuant to this Section for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All information obtained pursuant to this paragraph shall be subject to the provisions of the written confidentiality arrangements existing among the parties hereto.

                 SECTION 6.9. Notification of Certain Matters. Each party shall give prompt notice to the other party of any change that is reasonably likely to result in any Material Adverse Effect to the knowledge of the executive officers.

                 SECTION 6.10. Publicity. The initial press release relating hereto shall be a joint press release and, thereafter, each party hereto shall consult with each other party hereto prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any Governmental Entity or stock exchange with respect thereto; provided that if a party shall be advised by counsel that any such press release, statement or filing is required by applicable law and it shall not be practicable to consult with the other parties prior to the time such press release, statement or filing is required, a party may make such press release, statement or filing and shall promptly notify the other parties thereof.

                 SECTION 6.11.  [Intentionally omitted.]

                 SECTION 6.12. Employee Benefits. (i) All Grace Employees who are actively employed by Grace or its subsidiaries on the Effective Time (including any Grace Employees who are receiving long term disability as of the Effective Time) shall be provided with compensation and benefits (including, without limitation, severance benefits and retiree benefits) substantially the same as those benefits provided to Grace Employees as of the date hereof. In addition, Grace Employees shall be given service credit for all periods of employment with Grace or its Affiliates prior to the Effective Date for purposes of eligibility and vesting (but not for benefit accrual) under any plan adopted by Newco or any of their respective subsidiaries or Affiliates with respect to Grace Employees to provide retirement or welfare benefits. Following the Effective Time, NMC and Grace, and not Grace- Conn., shall bear any costs and expenses associated with the termination of employees involved in the NMC Business. It is the intention of Fresenius AG to consider the adoption by Newco of a broad based equity incentive program for employees in the United States.

                (ii) Upon the request of Fresenius AG, prior to the Effective Time, Grace shall amend or cause to be amended each Grace Pension Plan which is a single-employer plan within the meaning of Section 4001(a)(15) of ERISA (and which covers employees in the NMC Business) to delete any provision that would become applicable on or after a Change of Control (as defined in such Pension Plan), requiring (i) that Grace fund the Pension Plan on a termination basis, and/or (ii) that benefit accruals under the Plan become nonforfeitable as of the date of a Change of Control.

                 SECTION 6.13. Expenses and Liquidated Damages. (a) Except as set forth in paragraph (b) below, whether or not the Reorganization is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Grace Proxy Statement, Fresenius USA Proxy Statement, the NY Preferred Registration Statement and the Newco Registration Statement, and all filing and other fees paid to the SEC or antitrust authorities in connection with the Reorganization, shall be borne by Newco.

                 (b)  In the event that:

                 (A)  (1) this Agreement shall be terminated pursuant to either
         Section 8.3(ii) or Section 8.3(iii) or (2) this Agreement shall be terminated pursuant to Section 8.2(ii) (due to a failure to obtain Grace shareholder approval) and, at the time of the meeting called for the approval of Grace shareholders referred to in Section 7.1(a), the Grace Board shall have failed to recommend to its shareholders the approval of the transactions contemplated hereby, or shall have withdrawn, modified or changed such recommendation, or (3) this Agreement shall be terminated pursuant to Section 8.2(ii) (due to a failure to obtain Grace shareholder approval) and, at the time of the meeting called for the approval of Grace shareholders referred to in
         Section 7.1(a), there shall have been made an Acquisition Proposal that has become public and, within six months following such termination, Grace shall enter into a definitive agreement with respect to the sale of Grace's healthcare business; and

                 and (B), at the time of such termination, neither Fresenius Party shall be in material breach of its covenants or agreements contained in this Agreement;

then, Grace shall pay to Fresenius AG, as liquidated damages, in exchange for a complete release of any liabilities of Grace hereunder, the amount of $35 million plus actual out of pocket expenses incurred to third parties in connection with the transactions contemplated hereby after the date of this Agreement, payable by wire transfer of immediately available funds within 24 hours to the account specified by Fresenius AG in writing; provided that, if the approval of the transactions contemplated hereby by the shareholders of Fresenius AG, as contemplated by Section 6.5, or an irrevocable written commitment to vote in favor of such transactions from the holder of an amount of Fresenius AG capital stock sufficient under applicable law to give such approval, shall have been obtained, the amount of liquidated damages payable pursuant to this Section 6.13 shall be $75 million plus actual out of pocket expenses incurred to third parties in connection with the transactions contemplated hereby after the date of this Agreement.

                 SECTION 6.14. Grace Rights Agreement. The Grace Board shall take all requisite action in order to render the Grace Rights inapplicable to the Grace Merger and the other transactions contemplated by this Agreement and the Distribution Agreement and to extinguish the Grace Rights in connection with the Reorganization.

                 SECTION 6.15. Antitakeover Statutes. If any Takeover Statute is or may become applicable to the transactions contemplated hereby, each of the parties hereto and the members of its Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement.

                 SECTION 6.16. Securities Act Compliance. As soon as practicable after the date of the Meetings, each party hereto shall identify to Newco all persons who were, at the time of the Meetings, possible Affiliates, shall use its reasonable efforts to obtain a written agreement in the usual and customary form from each person who is so identified as a possible Affiliate and shall deliver such written agreements to Newco as soon as practicable after the Meetings.

                 SECTION 6.17. Stock Exchange Listing. Prior to the Effective Time, Fresenius AG shall use reasonable efforts to cause the ADR Facility and the listing of the ADRs on the Exchange to become effective.

                 SECTION 6.18. Transaction Agreements. (a) Prior to the Effective Time, the parties shall consummate any transactions to be consummated prior to the Effective Time pursuant to the Distribution Agreement or the Contribution Agreement.

                 (b) The parties shall not waive or amend any terms of the Distribution Agreement or the Contribution Agreement without the consent of the other parties hereto, which consent shall not be unreasonably withheld.

                 (c) The parties hereto acknowledge that the indemnities of Grace-Conn. and of Fresenius AG contained in the Distribution Agreement and the Contribution Agreement, respectively, shall inure to the benefit of each other and to the benefit of Newco.

                 SECTION 6.19. Tax Matters. Each party agrees to report the Distribution as a tax-free distribution under the Code and the Grace Merger as a tax-free reorganization under the Code on all tax returns and other filings, and take no position inconsistent therewith, except where, in the opinion of nationally recognized tax counsel to such party, there is not "substantial authority," as defined in Section 6662 of the Code, to support such a position.


                                  ARTICLE VII

                                   CONDITIONS

                 SECTION 7.1. Conditions to Each Party's Obligation. The respective obligation of each party hereto to consummate the Reorganization is subject to the fulfillment of each of the following conditions:

                 (a) Shareholder Approval. To the extent required by law or stock exchange regulations, the transactions contemplated by the Transaction Agreements shall have been duly approved by the holders of Grace Common Shares and Grace Preferred Shares in accordance with the NYBCL, other applicable law and the Certificate of Incorporation and By-laws of Grace, and by the shareholders of Fresenius AG in accordance with applicable law.

                 (b) Governmental and Regulatory Consents. The waiting periods applicable to the consummation of the transactions contemplated by the Transaction Agreements under the HSR Act shall have expired or been terminated; and all filings required to be made prior to the Closing by any party hereto or any of its respective subsidiaries with, and all consents, approvals and authorizations required to be obtained prior to the Closing by any party hereto or any of its respective subsidiaries from, any Governmental Entity in connection with the execution and delivery of the Transactions Agreements and the consummation of the transactions contemplated by the Transaction Agreements shall have been made or obtained, except where the failure to obtain such consents is not reasonably likely to have a Material Adverse Effect and could not reasonably be expected to subject the parties hereto or their Affiliates or any directors or officers of any of the foregoing to the risk of criminal liability.

                 (c) Third-Party Consents. All consents or approvals of all persons (other than Governmental Entities) required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by the Transaction Agreements shall have been obtained and shall be in full force and effect, except for those the failure to obtain of which would not have a Material Adverse Effect with respect to all parties and Newco.

                 (d) Litigation. No United States or state court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by the Transaction Agreements.

                 (e) Grace Tax Opinion. Grace shall have received opinions of Wachtell, Lipton, Rosen & Katz and of Miller & Chevalier, Chartered, dated the Effective Date, substantially in the form of Exhibit H hereto. In rendering such opinions, such firms may receive and rely upon representations contained in certificates of the Grace, Fresenius AG, Newco and others, including, without limitation, the Grace Tax Matters Certificate and the Fresenius AG Tax Matters Certificate.

                 (f) Registration Statements. The Registration Statements shall have become effective under the Securities Act or Exchange Act (as applicable), and no stop order suspending the effectiveness of any Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                 (g) Financing. The parties hereto shall have obtained the financing necessary to consummate the transactions contemplated by the Transaction Agreements on terms satisfactory to the parties.

                 (h) The Distribution. The Distribution shall have been consummated.

                 (i) Stock Exchange Listing. The ADR Facility and the listing of the ADRs on the Exchange shall have become effective; provided, however, that the foregoing shall not apply to obligations of Fresenius USA and Fresenius AG unless Fresenius AG has satisfied the obligations contained in Section 6.18 hereof.

                 (j) Fresenius AG Debt. As of the Effective Time, Fresenius USA and the FWD Business and their respective subsidiaries (taken together, on a consolidated basis) shall have no Debt other than Debt not in excess of an aggregate amount of $170 million.

                 (k) Grace Debt. As of the Effective Time, Grace and its subsidiaries (on a consolidated basis) shall have no Debt, other than Debt not in excess of an aggregate amount of (i) $2.263 billion plus
         (ii) any amounts incurred to finance capital expenditures or acquisitions permitted to be made hereunder.

                 SECTION 7.2. Conditions to Obligation of Grace. The obligation of Grace to consummate the Reorganization is also subject to the fulfillment or waiver by Grace prior to the Closing of each of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of each Fresenius Party set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Grace shall have received certificates signed on behalf of each Fresenius Party by an officer to such effect.

                 (b) Performance of Obligations. Each Fresenius Party shall have performed in all material respects all obligations required to be performed by it under this Agreement or the Contribution Agreement at or prior to the Closing Date, and

         Grace shall have received a certificate signed on behalf of each Fresenius Party by an officer to such effect.

                 (c) Pooling Agreement. Fresenius AG and Newco shall have entered into the Newco Pooling Agreement; and Grace shall have received an opinion of nationally recognized counsel, dated the Closing Date, to the effect that the Newco Pooling Agreement is a valid and binding agreement, enforceable against Newco and Fresenius AG in accordance with the terms thereof, under the laws of the Federal Republic of Germany, respectively. Such opinion shall be reasonably acceptable to the other parties hereto.

                 (d) Fresenius AG Tax Opinion. Grace shall have received the opinion of nationally recognized tax counsel (which may be, for purposes of this provision, KPMG Deutsche Treuhand Gesellschaft AG and/or KPMG Peat Marwick LLP), dated the Closing Date, substantially in the form of Exhibit I hereto, to the effect that Newco shall have no liability with respect to the Fresenius AG Restructuring and the Contribution under the relevant provisions of the Code and applicable law of the Federal Republic of Germany.

                 SECTION 7.3. Conditions to Obligation Concerning Fresenius USA. The obligation of Fresenius AG to cause Fresenius USA to consummate the Reorganization is also subject to the fulfillment or waiver by Fresenius USA prior to the Closing Date of each of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of Grace set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Fresenius USA shall have received a certificate signed on behalf of Grace by an officer to such effect.

                 (b) Performance of Obligations. Grace shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Fresenius USA shall have received a certificate signed on behalf of Grace by an officer to such effect.

                 (c) Pooling Agreement Opinion. Fresenius AG and Newco shall have entered into the Newco Pooling Agreement;
         and Fresenius USA shall have received an opinion of nationally recognized counsel, dated the Closing Date, to the effect that the Newco Pooling Agreement is a valid and binding agreement, enforceable against Newco and Fresenius AG in accordance with the terms thereof, under the laws of the Federal Republic of Germany, respectively. Such opinion shall be reasonably acceptable to the other parties hereto.

                 SECTION 7.4. Conditions to Obligation of Fresenius AG. The obligation of Fresenius AG to consummate the Reorganization is also subject to the fulfillment or waiver by Fresenius AG prior to the Closing of each of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of Grace set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Fresenius AG shall have received a certificate signed on behalf of Grace by an officer to such effect.

                 (b) Performance of Obligations. Grace shall have performed in all material respects all obligations required to be performed by it under this Agreement or the Distribution Agreement at or prior to the Closing Date, and Fresenius AG shall have received a certificate signed on behalf of Grace by an officer to such effect.


                                  ARTICLE VIII

                                  TERMINATION

                 SECTION 8.1. Termination by Mutual Consent. This Agreement may be terminated, and the Reorganization may be abandoned, at any time prior to the Effective Time, before or after the approval by the shareholders of Grace, Fresenius AG and/or Fresenius USA, by the mutual consent of each party hereto, which consent shall be effected by action of its Board of Directors.

                 SECTION 8.2. Termination by any Party Hereto. This Agreement may be terminated, and the Reorganization may be abandoned, by action of the Board of Directors of any party hereto, if (i) the Reorganization shall not have been consummated by September 1, 1996 or (ii) at the Grace Meeting or at any adjournment thereof, the approval of Grace's shareholders, or, at a meeting of Fresenius AG shareholders or any adjournment thereof, the approval of Fresenius AG's shareholders, each as referred to in Section 7.1(a), shall not have been obtained or (iii) pursuant to Section 6.7.

                 SECTION 8.3. Termination by Grace. This Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by shareholders of Grace referred to in Section 7.1(a), by action of the Grace Board, if (i) either Fresenius Party shall have failed to comply in any material respect with any of the covenants or agreements contained herein to be performed by such Fresenius Party at or prior to the time of termination, which failure is not cured or capable of being cured within 30 days after notice thereof, or (ii) the Grace Board shall have failed to recommend to its shareholders the approval of the transactions contemplated hereby, or shall have withdrawn, modified or changed such recommendation, in a manner permitted by Section 6.5, or (iii) Grace shall have entered into an agreement respect to a Higher Offer in a manner permitted by Section 6.5.

                 SECTION 8.4. Termination by Fresenius AG. This Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Fresenius AG, if (i) Grace shall have failed to comply in any material respect with any of the covenants or agreements contained herein to be performed by it at or prior to the time of termination, which failure is not cured or capable of being cured within 30 days after notice thereof, or (ii) the Grace Board shall have failed to recommend to its shareholders the approval of the transactions contemplated hereby or shall have withdrawn, modified or changed in a manner materially adverse to such Fresenius Party its approval or recommendation of this Agreement.

                 SECTION 8.5. Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Reorganization pursuant to this Article VIII, other than as set forth in
Section 6.13, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party, except that nothing herein will relieve any party from liability for any material and willful breach of any covenant contained herein.

                                   ARTICLE IX

                           MISCELLANEOUS AND GENERAL

                 SECTION 9.1. Survival. Only those agreements and covenants of the parties which by their express terms apply in whole or in part after the Effective Time shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed only to be conditions of the Reorganization and shall not survive the Effective Time.

                 SECTION 9.2. Modification or Amendment. Subject to the applicable provisions of the NYBCL and the MBCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

                 SECTION 9.3. Waiver of Conditions. The conditions to each party's obligation to consummate the Reorganization are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

                 SECTION 9.4. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts signed by one or more of the parties hereto, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                 SECTION 9.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 SECTION 9.6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                 (a)      If to Grace and Grace-Conn.:

                          W. R. Grace & Co.
                          One Town Center Road
                          Boca Raton, Florida   33486-1010

                          Attention:  Secretary
                          Fax:  (407) 362-1635

                          with copies to:

                          Wachtell, Lipton, Rosen & Katz
                          51 West 52nd Street
                          New York, N.Y.   10019
                          Attention:  Andrew R. Brownstein, Esq.
                          Fax:  (212) 403-2000

                 (b)      If to Fresenius AG:

                          Fresenius AG
                          Borkenberg 14
                          61440 Oberursel
                          61343 Bad Homburg
                          Germany
                          Attention:  Mr. Udo Werle
                          Fax:  011-49-6171-60-2104

                          with copies to:

                          O'Melveny & Myers
                          Citicorp Center
                          153 East 53rd Street
                          New York, NY  10022-4611
                          Attention:  Dr. Ulrich Wagner
                          Fax:  (212) 326-2061

or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section.

                 SECTION 9.7. Entire Agreement, etc. This Agreement (and the Exhibits and Disclosure Letters hereto) (a) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof other than the written confidentiality arrangements existing among the parties hereto, which shall survive, and (b) shall not be assignable by operation of law or otherwise.

                 SECTION 9.8. Definitions of "Subsidiary" and "Significant Subsidiary." (a) When a reference is made in this Agreement to a subsidiary of a party, the term "subsidiary" means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries; provided, however, that except in the context of references herein to financial statements of Grace and its subsidiaries or as otherwise specified herein, (i) no member of the Grace-Conn. Group shall be deemed to be a subsidiary of Grace, (ii) each member of the Grace-Conn. Group (other than Grace-Conn.) shall be deemed to be a subsidiary of Grace-Conn., (iii) no member of the NMC Group shall be deemed to be a subsidiary of Grace-Conn. and (iv) each member of the NMC Group (other than Grace) shall be deemed to be a subsidiary of Grace.

                 (b) When a reference is made in this Agreement to a significant subsidiary of a party, the term "significant subsidiary" shall mean a subsidiary of such party meeting the standards specified in clause (1) or (2) of the definition of such term in Rule 1-02 of the SEC's Regulation S-X.

                 SECTION 9.9. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                 SECTION 9.10. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

                 SECTION 9.11. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

                 SECTION 9.12. No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto and Grace-Conn., any benefit, right or remedies, other than the provisions of Section 6.11 hereof.

                 SECTION 9.13. Fresenius AG Covenant. (i) As between Fresenius AG and Grace, prior to the Effective Time, Fresenius AG shall cause the Fresenius USA Board to adopt, approve and ratify this Agreement and the other Transaction Agreements and to submit the Fresenius USA Merger to a vote of Fresenius USA shareholders. As a result of the foregoing, without limiting any obligations of Fresenius AG with respect to Fresenius USA hereunder, Fresenius USA will undertake the obligations contained herein as a "party" hereto and make the representations and warranties contained herein with respect to itself directly to Grace. Fresenius AG will vote its shares of Fresenius USA in favor of the Fresenius USA Merger.

                (ii) All obligations of Fresenius USA herein shall also be obligations of Fresenius AG.

               (iii) Notwithstanding the foregoing, nothing in this provision shall be construed to prevent the Special Committee of the Board of Directors of Fresenius USA or any similar committee evaluating the Fresenius USA Merger from making a determination with respect to the adequacy of the Aggregate Fresenius USA Common Share Consideration and the entire fairness of the transaction to the shareholders of Fresenius USA consistent with their fiduciary duties.

                 SECTION 9.14. Further Assurances. In addition to the actions specifically provided for elsewhere in this Agreement, but subject to Section
9.1 hereof, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing the parties will as promptly as practicable (and in the case of this Agreement and the Contribution Agreement within one week after the signing hereof in Germany or Switzerland) apply for any notarial or similar registrations with respect to the transactions contemplated hereby in foreign jurisdictions.

                 IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                        W. R. GRACE & CO.



                                        By: /s/ Albert J. Costello
                                           -----------------------------------
                                             Name:
                                             Title:



                                        FRESENIUS AG



                                        By: /s/ Gerd Krick
                                           -----------------------------------
                                             Name:
                                             Title:

                                                                        ANNEX A

                                  DEFINED TERMS

                 Acquisition Proposal:  as defined in Section 6.3 hereof.

                 ADR: an American depositary receipt for Newco Ordinary Shares issued pursuant to the ADR Facility.

                 ADR Facility: a facility for exchanging Newco Ordinary Shares for American depositary receipts suitable for listing on the Exchange in form and substance satisfactory to Grace and Fresenius AG.

                 ADR Registration Statement: the registration statement filed in connection with the ADR Facility.

                 Affected Party:  as defined in Section 6.7(d) hereof.

                 Affiliate:  as defined in Rule 12b-2 under the Exchange Act.

                 Aggregate Fresenius USA Common Share Consideration: as defined in Section 4.2(e).

                 Aggregate Grace Common Share Consideration: Newco Ordinary Shares in an amount that represents 44.8% of the number of Newco Ordinary Shares that will be outstanding immediately following consummation of the Reorganization on a fully diluted basis.

                 Agreement:  as defined in the Preamble hereof.

                 Audited Financial Statements: the Grace Audited Financial Statements, the Fresenius USA Audited Financial Statements and the FWD Business Audited Financial Statements.

                 Change Party:  as defined in Section 6.7(d) hereof.

                 Closing:  as defined in Section 1.4 hereof.

                 Closing Date:  as defined in Section 1.4 hereof.

                 Closing Subsidiaries: as defined in Section 5.5(c) (ii) hereof.

                 Code:  the Internal Revenue Code of 1986, as amended.

                 Contracts:  as defined in Section 5.1(d)(ii).

                 Contribution:  as defined in Recital C hereof.

                 Contribution Agreement:  as defined in Recital C hereof.

                 Current Subsidiaries:  as defined in Section 5.5(c)(ii) hereof.

                 Debt: (a) all obligations for borrowed money, whether or not represented by a note, bond or debenture, (b) off balance sheet financing including, without limitation, off balance sheet receivables financings at NMC,
(c) any obligation created or arising under any conditional sale agreement or other title retention agreement that is treated as a liability under a balance sheet prepared in accordance with US GAAP, (d) the portion of the obligations with respect to capital leases that is properly classified as a liability on a balance sheet in accordance with US GAAP, (e) a reasonable estimate, to be agreed by Fresenius and Grace, of the amounts payable in respect of Dissenting Shares of Fresenius USA or Grace, as the case may be, (f) any obligation owed in respect of the deferred purchase price of property (excluding any obligations incurred in the ordinary course of business), and (g) the liquidation preference of, and accrued dividends on, preferred stock outstanding at the Effective Time (other than NY Preferred Shares).

                 Disclosure Letters: the Fresenius AG Disclosure Letter, the Fresenius USA Disclosure Letter and the Grace Disclosure Letter.

                 Disclosure Letter Financial Statements: the Grace Disclosure Letter Financial Statements, the Fresenius USA Disclosure Letter Financial Statements and the FWD Business Disclosure Letter Financial Statements.

                 Dissenting Shares: Grace Common Dissenting Shares and Fresenius USA Common Dissenting Shares.

                 Distribution:  as defined in Recital D hereof.

                 Distribution Agreement:  as defined in Recital D hereof.

                 Effective Time:  as defined in Section 1.3 hereof.

                 Employees:  the Grace Employees and the Fresenius USA
Employees.

                 Environmental Law: any federal, state, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, (a) relating to the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as now in effect.

                 ERISA: the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                 ERISA Affiliates: the Grace ERISA Affiliates and the Fresenius USA ERISA Affiliates.

                 Excess Shares:  as defined in Section 4.4(c) (ii) hereof.

                 Exchange: the New York Stock Exchange, Inc. or the NASDAQ Stock Market.

                 Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                 Exchange Agent:  as defined in Section 4.4(a) hereof.

                 Fractional Securities Fund: as defined in Section 4.4(c) (ii) hereof.

                 Fresenius AG:  as defined in the Preamble hereof.

                 Fresenius AG Disclosure Letter: as defined in Section 5.3 hereof.

                 Fresenius AG Plans:  as defined in Section 5.4(m)(i) hereof.

                 Fresenius AG Restructuring: as defined in Section 5.5(d) hereof.

                 Fresenius AG Tax Matters Certificate: as defined in Section 5.3(g) hereof.

                 Fresenius Parties:  as defined in Recital F hereof.

                 Fresenius USA:  as defined in Recital F hereof.

                 Fresenius USA Articles of Organization:  as defined in Section
2.3 hereof.

                 Fresenius USA Audited Financial Statements:  as defined in
Section 6.7(b) hereof.

                 Fresenius USA Board:  the Board of Directors of
Fresenius USA.

                 Fresenius USA Common Dissenting Shares: Fresenius USA Common Shares as to which rights of appraisal have been perfected pursuant to the MBCL.

                 Fresenius USA Common Share Equivalents: at any time, (i) the aggregate number of Fresenius USA Common Shares outstanding at such time (other than any Fresenius USA Common Share owned by Fresenius AG or its subsidiaries or Newco or Fresenius USA or its subsidiaries or any Fresenius USA subsidiary or held in Fresenius USA's treasury or any Fresenius USA Common Dissenting Share) plus (ii) the aggregate number of Fresenius USA Options (other than any Fresenius USA Option on an outstanding Fresenius USA Common Share).

                 Fresenius USA Common Shares: shares of common stock, par value $.01 per share, of Fresenius USA.

                 Fresenius USA Compensation Plans: as defined in Section 5.2(k)(i).

                 Fresenius USA Consideration Per Share: the amount into which each Fresenius USA Common Share will be converted in the Fresenius USA Merger, to be calculated as the quotient of the Aggregate Fresenius USA Common Share Consideration divided by the number of Fresenius USA Common Share Equivalents outstanding immediately prior to the Fresenius USA Merger.

                 Fresenius USA Disclosure Letter: as defined in Section 5.2 hereof.

                 Fresenius USA Disclosure Letter Balance Sheet:  as defined in
Section 5.2(e)(iii) hereof.

                 Fresenius USA Disclosure Letter Financial Statements: as defined in Section 5.2(e)(iii) hereof.

                 Fresenius USA Employees: as defined in Section 5.2(k)(i) hereof.

                 Fresenius USA ERISA Affiliate: as defined in Section 5.2(k)(iii) hereof.

                 Fresenius USA Exchange Ratio: the Fresenius USA Consideration Per Share, expressed as the numerical ratio of Newco Ordinary Shares per Fresenius USA Common Share.

                 Fresenius USA Intellectual Property: as defined in Section 5.2(p) hereof.

                 Fresenius USA Meeting: a duly convened meeting of holders of Fresenius USA Common Shares and Fresenius USA Preferred Shares called to vote on and approve the transactions contemplated hereby.

                 Fresenius USA Merger:  as defined in Recital F hereof.

                 Fresenius USA Merger Sub:  as defined in Recital F hereof.

                 Fresenius USA Option:  as defined in Section 4.4(i) hereof.

                 Fresenius USA Plans:  as defined in Section 5.2(k)(ii) hereof.

                 Fresenius USA Preferred Shares: shares of preferred stock, par value $1.00 per share, of Fresenius USA.

                 Fresenius USA Proxy Statement: the proxy statement (including all proxy solicitation materials constituting a part thereof) to be mailed to the holders of Fresenius USA Common Shares and Fresenius USA Preferred Shares in connection with the Fresenius USA Meeting.

                 Fresenius USA Schedule 14A: the Schedule 14A filed by Fresenius USA with the SEC including the Fresenius USA Proxy Statement.

                 Fresenius USA Series F Preferred Shares: Fresenius USA Preferred Shares designated as Series F Series Convertible Preferred Stock.

                 Fresenius USA Stock Plans: as defined in Section 5.2(a) hereof.

                 Fresenius USA Surviving Corporation: as defined in Section 1.2(c) hereof.

                 FWD Business:  as defined in Section 5.5(a) hereof.

                 FWD Business Assets:  as defined in Section 5.5(b) hereof.

                 FWD Business Audited Financial Statements:  as defined in
Section 6.7(c) hereof.

                 FWD Business Disclosure Letter: as defined in Section 5.4 hereof.

                 FWD Business Disclosure Letter Balance Sheet:  as disclosed in
Section 5.4(d)(i) hereof.

                 FWD Business Disclosure Letter Financial Statements: as defined in Section 5.4(d)(i) hereof.

                 FWD Business Intellectual Property: as defined in Section 5.4(o) hereof.

                 FWD Business Subsidiary:  as defined in Section 5.5(c) hereof.

                 German GAAP: German generally accepted accounting principles consistently applied.

                 Governmental Entity:  as defined in Section 5.1(d)(i) hereof.

                 Grace:  as defined in the Preamble hereof.

                 Grace Amendment:  as defined in Recital F hereof.

                 Grace Audited Financial Statements: as defined in Section 6.7(a) hereof.

                 Grace Board:  the Board of Directors of Grace.

                 Grace Certificate of Incorporation: as defined in Section 2.1 hereof.

                 Grace Class A Preferred Shares: Grace Preferred Shares designated as Class A.

                 Grace Class B Preferred Shares: Grace Preferred Shares designated as Class B.

                 Grace Class C Preferred Shares: Grace Preferred Shares designated as Class C.

                 Grace Common Dissenting Shares: Grace Common Shares as to which rights of appraisal have been perfected pursuant to the NYBCL.

                 Grace Common Share Equivalents: at any time, (i) the aggregate number of Grace Common Shares outstanding at such time (other than any Grace Common Share owned by Fresenius AG or its subsidiaries or Fresenius USA or its subsidiaries or any Grace subsidiary or held in Grace's treasury or any Grace Common Dissenting Share) plus

(ii) the aggregate number of Grace Options (other than any Grace Option on an outstanding Grace Common Share).

                 Grace Common Shares: shares of common stock, par value $1.00 per share, of Grace (including the associated Grace Rights).

                 Grace Compensation Plans: as defined in Section 5.1(k)(i) hereof.

                 Grace-Conn.:  as defined in Recital D hereof.

                 Grace-Conn.  Business: as defined in the Distribution
Agreement.

                 Grace-Conn. Group:  as defined in the Distribution Agreement.

                 Grace-Conn. Registration Statement: the registration statement filed by Grace-Conn. with the SEC in connection with the Distribution.

                 Grace Consideration Per Share: Newco Ordinary Shares in the amount into which each Grace Common Share (and associated Grace Right) will be converted in the Grace Merger, to be calculated as the quotient of the Aggregate Grace Common Share Consideration divided by the number of Grace Common Share Equivalents outstanding immediately prior to the Grace Merger after giving effect to the Distribution.

                 Grace Disclosure Letter:  as defined in Section 5.1 hereof.

                 Grace Disclosure Letter Balance Sheet: as defined in Section 5.1(e)(iii) hereof.

                 Grace Disclosure Letter Financial Statements:  as defined in
Section 5.1(e)(iii) hereof.

                 Grace Employees:  as defined in Section 5.1(k)(i) hereof.

                 Grace ERISA Affiliate: as defined in Section 5.1(k)(iii) hereof.

                 Grace Exchange Ratio: the Grace Consideration Per Share, expressed as the numerical ratio of Newco Ordinary Shares per Grace Common Share.

                 Grace Meeting: a duly convened meeting of holders of Grace Common Shares and Grace Preferred Shares called to vote on and approve the transactions contemplated hereby.

                 Grace Merger:  as defined in Recital F hereof.

                 Grace Merger Sub:  as defined in Recital F hereof.

                 Grace Option:  as defined in Section 4.4(i) hereof.

                 Grace Preferred Shares: shares of preferred stock, par value $1.00 per share, of Grace (other than NY Preferred Shares).

                 Grace Proxy Statement: the proxy statement (including all proxy solicitation materials constituting a part thereof) to be mailed to the holders of Grace Common Shares and Grace Preferred Shares in connection with the Grace Meeting.

                 Grace Rights: the common stock purchase rights of Grace issued pursuant to the Rights Agreement.

                 Grace Rights Agreement: the Amended and Restated Rights Agreement, dated as of June 7, 1990, between Grace and Manufacturers Hanover Trust Company, as supplemented and amended.

                 Grace Schedule 14A: the Schedule 14A filed by Grace with the SEC including the Grace Proxy Statement.

                 Grace 6% Preferred Shares: Grace Preferred Shares designated as 6%.

                 Grace Stock Plans:  as defined in Section 5.1(a) hereof.

                 Grace Surviving Corporation: as defined in Section 1.2(b) hereof.

                 Grace Tax Matters Certificate: as defined in Section 5.1(p) hereof.

                 Hazardous Substance: any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component.

                 Higher Offer:  as defined in Section 6.3 hereof.

                 HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 IRS:  the United States Internal Revenue Service.

                 Lease:  as defined in Recital D hereof.

                 knowledge of executive officers: shall mean, in the case of Grace, the knowledge of each officer of Grace subject to Section 16 of the Exchange Act pursuant to Rule 16a-2 under the Exchange Act.

                 Massachusetts Certificate:  as defined in Section 1.3 hereof.

                 material: with respect to any party, material to such party and its subsidiaries, taken as a whole; provided, however, that when determining materiality with respect to Grace, only that property, business, financial condition, results of operations or prospects which are included in or exclusively related to the NMC Business shall be included.

                 Material Adverse Effect: with respect to any party, an effect which would be materially adverse to the properties, business, financial condition, results of operations or prospects of such party and its subsidiaries taken as a whole; provided, however, that when determining Material Adverse Effect with respect to Grace, only that property, business, financial condition, results of operations or prospects which are included in or exclusively relate to the NMC Business shall be included.

                 MBCL:  the Massachusetts Business Corporation Law.

                 Meetings:  the Grace Meeting and the Fresenius USA Meeting.

                 Mergers:  as defined in Recital F hereof.

                 NMC: National Medical Care, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Grace.

                 NMC Business:  as defined in the Distribution Agreement.

                 NMC Business Intellectual Property: as defined in Section 5.1(r) hereof.

                 NMC Group:  as defined in the Distribution Agreement.

                 Newco Board:  the Supervisory Board of Newco.

                 Newco Charter Documents:  as defined in Recital B hereof.

                 Newco Ordinary Share Certificate: certificates for Newco Ordinary Shares.

                 Newco Ordinary Shares: ordinary shares in the capital of Newco.

                 Newco Pooling Agreement:  as defined in Recital B hereof.

                 Newco Registration Statement: the registration statement filed with the SEC in connection with the issuance of Newco Ordinary Shares in the Mergers.

                 New York Certificate:  as defined in Section 1.3 hereof.

                 NYBCL:  the New York Business Corporation Law.

                 NY Preferred Registration Statement: the registration statement filed with the SEC in connection with the issuance of NY Preferred Shares in the Recapitalization.

                 NY Preferred Shares: shares of a new series of preferred stock of Grace to be issued in the Recapitalization having the terms set forth in Exhibit C hereto.

                 Old Certificates: Old Grace Certificates and Old Fresenius USA Certificates.

                 Old Fresenius USA Certificate: a certificate for Fresenius USA Common Shares or Fresenius USA Preferred Shares.

                 Old Grace Certificate:  a certificate for Grace Common Shares.

                 Other Agreements: (i) as defined in the Contribution Agreement plus (ii) as defined in the Distribution Agreement.

                 Proxy Statements: the Fresenius USA Proxy Statement and the Grace Proxy Statement.

                 Recapitalization:  as defined in Recital E hereof.

                 Registration Statements: the Newco Registration Statement, the Grace-Conn. Registration Statement, the NY Preferred Registration Statement and the ADR Registration Statement.

                 Reorganization: the Contribution, the Recapitalization, the Distribution and the Mergers.

                 Reorganization Agreement:  as defined in the Preamble hereof.

                 Representatives: with respect to any party, such party's officers, employees, counsel, accountants and other authorized representatives.

                 Schedules 14A:  the Grace Schedule 14A and the Fresenius USA
Schedule 14A.

                 SEC:  the Securities and Exchange Commission.

                 SEC Documents: with respect to any party, all filings made by such party or its Subsidiaries with the SEC since December 31, 1994, including notes, schedules, amendments and exhibits thereto.

                 Securities Act: the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                 significant subsidiary:  as defined in Section 9.9(b) hereof.

                 subsidiary:  as defined in Section 9.9(a) hereof.

                 Surviving Corporations: the Grace Surviving Corporation and the Fresenius USA Surviving Corporation.

                 Takeover Statute:  as defined in Section 5.1(n) hereof.

                 Transaction Agreements: the Reorganization Agreement, the Newco Pooling Agreement, the Distribution Agreement, the Contribution Agreement and the Other Agreements.

                 US GAAP: United States generally accepted accounting principles consistently applied.